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                                                                 Exhibit 10.36

                                 RENEWAL OF THE

                HEALTHCHOICES SOUTHEAST PHYSICAL HEALTH AGREEMENT

                                     BETWEEN

                          COMMONWEALTH OF PENNSYLVANIA

                                       AND

               HRM HEALTH PLANS (PA),Inc d/b/a OAKTREE HEALTH PLAN
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                                TABLE OF CONTENTS

SECTION 1: INCORPORATION OF DOCUMENTS................................   2

    1.1 Operative Documents .........................................   2

SECTION 2: DEFINITIONS...............................................   3

    A. Affiliate.....................................................   3
    B. Emergency Medical Conditions..................................   3
    C. Emergency Services............................................   3
    D. Health Care Professional......................................   4
    E. Medically Necessary...........................................   4
    F. Ongoing Medication............................................   4
    G. Provider Appeal...............................................   5
    H. Provider Dispute..............................................   5
    I. Third Party Liability.........................................   5

SECTION 3: RELATIONSHIP OF PARTIES...................................   5

    3.1 Basic Relationship ..........................................   5

    3.2 Nature of Contract ..........................................   6

SECTION 4: APPLICABLE LAWS AND REGULATIONS...........................   6

    4.1 Certification and Licensing..................................   6

    4.2 Specific to MA Program.......................................   6

    4.3 General Laws and Regulations.................................   7

    4.4 Limitation on the Department's Obligations...................   7

    4.5 Acceptance of Commonwealth Capitation Payments...............   7

SECTION 5: REPRESENTATIONS AND WARRANTIES OF
             THE CONTRACTOR..........................................   8

    5.1 Accuracy of Proposal ........................................   8

    5.2 Disclosure of Interests......................................   8

    5.3 Disclosure of Change in Circumstances........................   8


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SECTION 6: ACCESS STANDARDS..........................................   9

    6.1 Compliance with Access Standards.............................   9

       A. Mandatory Compliance.......................................   9
       B. The Access Standards.......................................   9

SECTION 7: OBLIGATIONS OF THE CONTRACTOR.............................   15

    7.1   Program Standards..........................................   15

       A. General....................................................   15
       B. Licensure..................................................   16
       C. PH-MCO Administration......................................   16
       D. Member Enrollment and Disenrollment........................   16
       E. Member Services............................................   20
       F. In-Plan Services...........................................   22
       G. Self Referral/Direct Access................................   30
       H. Organ Transplants..........................................   31
       I. Coordination with Out-of-Plan Services.....................   31
       J. Provider Networks..........................................   33
       K. Service Accessibility Standards............................   33
       L. Provider Enrollment........................................   33
       M  Provider Agreements........................................   34
       N. Provider Services..........................................   35
       O. Quality Management and Utilization Management Program......   36
       P. Operational Data Reporting.................................   37
       Q. Payments To and From the Contractor........................   37
       R. PH-MCO Fiscal Standards....................................   38
       S. Contracts and Subcontracts.................................   38
       T. Records Retention..........................................   38
       U. Fraud and Abuse............................................   38
       V. Department Access and Availability.........................   38
       W. Physician Incentive Arrangements...........................   39
       X. Pharmacy Requirements......................................   39
       Y. AIDS Waiver Program 4......................................   40
       Z. Reporting..................................................   40

    7.2   Special Needs Unit.........................................   40

       A. Establishment of Special Needs Unit........................   40
       B. Special Needs Coordinator..................................   41
       C. Responsibilities of Special Needs Staff....................   41
       D. Contractor's Additional Obligations........................   42


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SECTION 8: FISCAL RELATIONSHIP.......................................   42

    8.1   Payments for In-Plan Services..............................   42

       A. Capitation Payments........................................   42
       B. HIV-AIDS Risk Pool.........................................   43
       C. Maternity Care Payments....................................   44
       D. Program Changes............................................   44
       E. Financial Responsibility for Dual Eligibles................   45
       F. Audits.....................................................   45

    8.2   Payments by the Contractor to Providers....................   45

       A. Definitions................................................   45
       B. Timeliness Standards.......................................   46
       C. Monthly Claims Processing Report...........................   47
       D. Sanctions..................................................   50

    8.3   Member Cost Sharing and Third Party Liability..............   51

       A. General....................................................   51
       B. Third Party Liability (TPL)................................   51
       C. Requests for Additional Data...............................   54
       D. Third Party Resource Identification........................   54
       E. Accessibility to TPL Data..................................   55
       F. Estate Recovery............................................   55

    8.4   Risk Moderation............................................   55

       A. Reinsurance................................................   55
       B. Surety Bonds...............................................   58

    8.5   Restitution................................................   58

    8.6   Payments to FQHCs and Rural Health Centers (RHCs)..........   58

    8.7   Payments to Out-of-Network Providers that are
          Located Outside the Commonwealth of Pennsylvania...........   58

SECTION 9: DURATION OF AGREEMENT AND RENEWAL.........................   59

    9.1   Initial Term...............................................   59

    9.2   Renewal....................................................   59


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SECTION 10: TERMINATION AND DEFAULT..................................   59

    10.1 Termination by the Department...............................   59

       A. Termination for Convenience Upon Notice....................   59
       B. Termination for Cause......................................   59
       C. Termination Due to Unavailability of
          Funds/Approvals............................................   60

    10.2 Termination by the Contractor...............................   60

    10.3 Responsibilities of the Contractor Upon Termination or
         Expiration .................................................   60

       A. Continuing Obligations.....................................   60
       B. Notice to Members..........................................   61
       C. Transition at Termination and/or Expiration of Agreement...   61

SECTION 11: RECORDS..................................................   61

    11.1 Financial Records Retention.................................   61

    11.2 Operational Data Reports....................................   62

    11.3 Medical Records Retention...................................   62

    11.4 Review of Records...........................................   62

SECTION 12: SUBCONTRACTUAL RELATIONSHIPS.............................   64

    12.1 Ability to Subcontract......................................   63

    12.2 Compliance with Program Standards...........................   63

    12.3 Consistency with Policy Statements..........................   64

    12.4 Compliance with Rule on Physician Incentive Arrangements....   65

SECTION 13: QUALITY MANAGEMENT AND UTILIZATION MANAGEMENT............   65

SECTION 14: COMPLAINT, GRIEVANCE AND FAIR HEARING....................   66

    14.1 Member Complaint, Grievance and Fair Hearing Process........   66

    14.2 Clinical Sentinel...........................................   66

    14.3 Provider Dispute Resolution System..........................   67


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SECTION 15: CONFIDENTIALITY..........................................   68

SECTION 16: INDEMNIFICATION AND INSURANCE............................   68

    16.1 Indemnification.............................................   68
    16.2 Insurance...................................................   69

SECTION 17: REPORTS..................................................   69

    17.1 General Obligations.........................................   69

    17.2 GA Data Reporting...........................................   70

    17.3 Financial Reporting Requirements............................   70

    17.4 EPSDT Reports...............................................   70

    17.5 Federal Waiver Reporting Requirements.......................   70

    17.6 Encounter Data Reports......................................   70

       A. Data Format................................................   71
       B. Timing of Data Submittal...................................   71
       C. Data Completeness..........................................   72
       D. MA Consumers Medical Information...........................   72
       F. Financial Penalties........................................   72
       F. Data Validation............................................   72
       G. Healthplan Employer Data Information Set (HEDIS)...........   72

    17.7 Sanctions...................................................   73

SECTION 18: DISPUTES.................................................   74

SECTION 19: FORCE MAJEURE............................................   75

SECTION 20: GENERAL..................................................   75

    20.1 Suspension From Other Programs..............................   75

    20.2 Rights of the Department and the Contractor.................   76

    20.3 Waiver......................................................   76

    20.4 Invalid Provisions..........................................   76


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    20.5 Governing Law...............................................   76

    20.6 Notice......................................................   76

    20.7 Counterparts................................................   77

    20.8 Headings....................................................   77

    20.9 Assignment..................................................   77

    20.10 No Third Party Beneficiaries...............................   78

    20.11 Entire Agreement: Modification.............................   78


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Appendix 1  RFP
Appendix 2  PROPOSAL
Exhibit A   General Terms and Conditions
Exhibit B   Capitated Rates
Exhibit C   HealthChoices PH-MCO Marketing Guidelines
Exhibit D   Prior Authorization Guidelines
Exhibit E   Denial Notices
Exhibit F   Family Planning Services Procedures
Exhibit G   Quality Management/Utilization Management Program (QM/UMP)
Exhibit H   HMO Obstetrical Reporting Form
Exhibit I   Special Needs Unit (SNU)
Exhibit J   Recipient Coverage Document
Exhibit K   HIV-AIDS Risk Pool
Exhibit L   HealthChoices Audit Clause
Exhibit M   Complaints, Grievances and Fair Hearing Process
Exhibit N   Encounter and Subcapitation Data Penalty Occurrences
Exhibit O   Health Plan Employer Data Information Set (HEDIS)
Exhibit P   External Quality Review (EQR)

Addendum A  HCFA Requirements


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                HEALTHCHOICES SOUTHEAST PHYSICAL HEALTH AGREEMENT

      THIS RENEWED AGREEMENT made as of the 1st day of January 2001 by and between the Commonwealth of Pennsylvania, acting through its Department of Public Welfare (the "Department"), and HRM Health Plans (PA), Inc. d/b/a OakTree Health Plan, a Pennsylvania corporation with its principal place of business at 1818 Market Street, 19th Floor, Philadelphia, Pennsylvania 19106 (the "Contractor").

                              W I T N E S S E T H:

      WHEREAS, the Pennsylvania Medical Assistance Program ("MA Program") is organized under Title XIX of the Social Security Act (42 U.S.C.A. 1396 et seq.) and under the Pennsylvania Public Welfare Code, Act of June 13, 1967, P.L. 31, as amended, (62 P.S. Section 101 et seq.) to provide payment for medical services to persons eligible for medical assistance; and

      WHEREAS, Section 443.5 of the Public Welfare Code (62 P.S. 443.5) authorizes the Department to provide prepaid capitation payments for services provided under contracts with Physical Health Maintenance Organizations; and

      WHEREAS, the Health Care Financing Administration ("HCFA") approved the Department's waiver request under Section 1915(b) of the Social Security Act to implement a mandatory managed care program, under the name HealthChoices Southeast (the "HC-SE Program"), for MA consumers in Bucks, Chester, Delaware, Montgomery and Philadelphia Counties (the "HC-SE Counties"); and

      WHEREAS, the Department issued Request for Proposal Number 5-96 (the "RFP") containing the participation requirements and the terms and conditions of the HC-SE Physical Health Program and soliciting proposals from Physical Health Managed Care Organizations (PH-MCOs) to participate in the program (including all technical amendments, appendices and exhibits attached thereto); and

      WHEREAS, Oxford Health Plans (PA), Inc. submitted a proposal in response to the RFP and such Proposal was selected by the Department as responsive to the requirements of the RFP. (The proposal submitted by Oxford Health Plans (PA), Inc., including all appendices and exhibits attached thereto, will be referred to as the "Proposal"); and

      WHEREAS, the Department executed an Agreement, Contract No. 927661200, effective January 1997; with Oxford Health Plans (PA), Inc, a Pennsylvania corporation, as a party and its parent company, Oxford Health Plans, Inc., a Delaware corporation, as Guarantor; and

      WHEREAS, on January 27, 1999, Health Risk Management, Inc., a Minnesota


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corporation, acquired 100% of the stock of Oxford Health Plans (PA), Inc., from
Oxford Health Plans, Inc.; and

      WHEREAS, Oxford Health Plans (PA), Inc., changed its name to "HRM Health Plans (PA), Inc." effective January 28, 1999; and

      WHEREAS, on May 9,1999, HRM Health Plans (PA), Inc. registered with the PA Department of State to do business under the fictitious name "OakTree Health Plan"; and

      WHEREAS, the RFP provided for a three (3) year contract with the option to renew for 2 one year periods; and

      WHEREAS, the Department and HRM Health Plans (PA), Inc. d/b/a OakTree Health Plan (formerly known as Oxford Health Plans (PA), Inc.), desire to renew Contract No. 927661200 for the time period January 1, 2001 through December 31, 2001.

      NOW, THEREFORE, the parties intending to be legally bound hereby agree as follows:

      SECTION 1: INCORPORATION OF DOCUMENTS

1.1   Operative Documents

      The RFP, a copy of which is attached hereto as Appendix 1, and the Proposal, a copy of which is attached hereto as Appendix 2, are incorporated herein and are made a part of this Agreement. With regard to the governance of such documents, It is agreed that:

      A. In the event that any of the terms of this Agreement conflict with, are inconsistent with, or are in addition to the terms of the RFP, the terms of this Agreement will govern;

      B. In the event that any of the terms of this Agreement conflict with, are inconsistent with, or are in addition to the terms of the Proposal, the terms of this Agreement will govern;

      C. In the event that any of the terms of the RFP conflict with, are inconsistent with, or are in addition to the terms of the Proposal, the terms of the RFP will govern; and

      D. It is agreed that the general terms and conditions which constitute Appendix A of the RFP will not be applicable and that they have been replaced and are superseded by the general terms and conditions that are attached hereto as Exhibit A (the "General Terms and Conditions"). In the event that any of the General Terms and Conditions conflict with terms that are in the text of the RFP, the text of the General Terms and Conditions will govern.


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      SECTION 2: DEFINITIONS

      The definitions set forth or referred to in the RFP will apply to the corresponding words and phrases in this Agreement, unless otherwise specified or unless the context clearly requires a different meaning. The specific definitions in the RFP will govern, unless such definitions are amended or revised by this Section. With regard to the revision of specific definitions in the RFP, it is agreed that:

      A. Affiliate. Any individual, corporation, partnership, joint venture, trust, unincorporated organization or association, or other similar organization (hereinafter "Person"), controlling, controlled by or under common control with Contractor or its parent(s), whether such common control be direct or indirect. Without limitation, all officers, or Persons, holding five (5%) percent or more of the outstanding ownership interests of Contractor or its parent(s), directors and subsidiaries of Contractor or parent(s) will be presumed to be affiliates for purposes of this Agreement. For purposes of this definition, "control" means the possession, directly or indirectly, of the power (whether or not exercised) to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, other ownership interests, or by contract or otherwise, including but not limited to the power to elect a majority of the directors of a corporation or trustees of a trust, as the case may be.

      B. Emergency Medical Condition. A medical condition manifesting itself by acute symptoms of sufficient severity (including severe pain) such that a prudent layperson, who possesses an average knowledge of health and medicine, could reasonably expect the absence of immediate medical attention to result in:

            (1) placing the health of the individual (or with respect to a pregnant women, the health of the woman and her unborn child) in serious jeopardy;

            (2)   serious impairment to bodily functions; or

            (3)   serious dysfunction of any bodily organ or part.

      C.    Emergency Services. Covered inpatient and outpatient services that:

            (1) are furnished by a provider that is qualified to furnish such service under Title XIX; and

            (2) are needed to evaluate or stabilize an emergency medical condition.


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      D.    Health Care Professional. Physician or other health care
            professional if coverage for the professional's services are provided under the contract for the services of the professional. Such term includes, but is not limited to: podiatrist, optometrist, chiropractor, psychologist, dentist, physician assistant, physical or occupational therapist and therapy assistant, speech-language pathologist, audiologist, registered or licensed practical nurse (including nurse practitioner, clinical nurse specialist, certified registered nurse anesthetist and certified nurse-midwife), licensed certified social worker, registered respiratory therapist and certified respiratory therapy technician.

      E. Medically Necessary. A service or benefit is medically necessary if it is compensible under the Medical Assistance Program and if it meets any one of the following standards:

            (1) The service or benefit will, or is reasonably expected to, prevent the onset of an illness, condition or disability.

            (2) The service or benefit will, or is reasonably expected to, reduce or ameliorate the physical, mental or developmental effects of an illness, condition, injury or disability.

            (3) The service or benefit will assist the member to achieve or maintain maximum functional capacity in performing daily activities, taking into account both the functional capacity of the member and those functional capacities that are appropriate for members of the same age.

            Determination of medical necessity for covered care and services, whether made on a prior authorization, concurrent review, post-utilization, or exception basis, shall be in writing.

            The determination is based on medical information provided by the member, the member's family/caretaker and the primary care practitioner, as well as any other providers, programs, agencies that have evaluated the member.

            The medical necessity determinations must be made by qualified and trained providers.

      F. Ongoing Medication. A medication that has been previously dispensed to the member for the treatment of an illness that is chronic in nature or for an illness for which the medication is required for a length of time to complete a course of treatment, until the medication is no longer considered necessary by the physician/prescriber, and that has been used by the member without a gap in treatment. If the current prescription is for a higher dosage than


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            previously prescribed, the prescription is for an ongoing medication at least to the extent of the previous dosage.

      G. Provider Appeal. A request from a Provider for reversal of a denial by the Contractor, with regard to three (3) major types of issues that are to be addressed as outlined in this Agreement at Section 14.3, Provider Dispute Resolution System. The three (3) types of Provider appeals issues are:

            1.    Provider credentialing denial by the PH-MCO;

            2. Claims denied by the PH-MCO for Providers participating in the PH-MCO's network. This includes payment denied for services already rendered by the Provider to a Member; and

            3.    Provider termination by the PH-MCO.

      H. Provider Dispute. A written communication to a PH-MCO made by a Provider, expressing dissatisfaction with a PH-MCO decision that directly impacts the Provider. This does not include decisions concerning medical necessity.

      I. Third Party Liability (TPL). The financial responsibility for all or part of a members healthcare expenses of an individual entity or program (e.g., Medicare) other than the PH-MCO.

      SECTION 3. RELATIONSHIP OF PARTIES

3.1   BASIC RELATIONSHIP

      The relationship between the Department and the Contractor is that of independent contracting parties. The Contractor, its employees, servants, agents, and representatives will not be considered and will not hold themselves out as the employees, servants, agents or representatives of the Department or the Commonwealth of Pennsylvania. The Contractor, its employees, servants, agents and representatives do not have the authority to bind the Department or the Commonwealth of Pennsylvania and they will not make any claim or demand for any right or privilege applicable to an officer or employee of the Department or the Commonwealth of Pennsylvania. In furtherance of the foregoing, the Contractor acknowledges that no workers' compensation or unemployment insurance coverage will be provided by the Department to the Contractor's employees, servants, agents and representatives. The Contractor will be responsible for maintaining for its employees, and for requiring of its agents and representatives, malpractice, workers' compensation and unemployment compensation insurance in such amounts as required by law.

      The Contractor acknowledges and agrees that it will have full responsibility for all taxes and withholdings of all of its employees. In the event that any employee or


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      representative of the Contractor is deemed an employee of the Department by any taking authority or other governmental agency, the Contractor agrees to indemnify the Department for any taxes, penalties or interest imposed upon the Department by such taxing authority or other governmental agency.

3.2   Nature of Contract

      Pursuant to this Agreement, the Contractor will arrange for the provision of medical and related services to MA recipients through qualified health care providers in accordance with the terms and conditions of the RFP and the Proposal. In administering the HealthChoices Program, the Contractor will comply fully with the terms and conditions set forth in the RFP, including but not limited to the operational and financial standards as set forth on pages 17-104 of the RFP (the "Program Standards").

      SECTION 4: APPLICABLE LAWS AND REGULATIONS

4.1   Certification and Licensing

      During the term of this Agreement, the Contractor will require that each of the health care professionals with which it contracts comply with all certification and licensing laws and regulations applicable to the profession. The Contractor also will require that such health care professionals perform services consistent with the customary standard of practice and ethics in the profession and must enroll in the MA Program. The Contractor agrees not to employ or engage the services of any provider or practitioner who is ineligible to participate in the MA Program.

4.2   Specific to MA Program

      The Contractor agrees to participate in the MA Program and to arrange for the provision of those medical and related services essential to the medical care of those individuals being served, and to comply with all federal and Pennsylvania laws generally and specifically governing participation in the MA Program. The Contractor agrees that all services provided hereunder will be provided in the manner prescribed by 42 U.S.C.A., Subsection 300e(b), and warrants that the organization and operation of the Contractor is in compliance with 42 U.S.C.A., Subsection 300e(c). The Contractor agrees to comply with all applicable rules, regulations, and Bulletins promulgated under such laws including, but not limited to, 42 U.S.C.A., Subsection 300e, 1396 et seq.; the Act of June 13, 1967, P.L. 31, No. 21, as amended (62 P.S., Subsection 101 et. seq.); Parts 431 through 481 of Title 42 and Parts 74, 80, and 84 of Title 45 of the Code of Federal Regulations, and the Department of Public Welfare regulations.


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4.3   General Laws and Regulations

      The Contractor will comply with Titles VI and VII of the CMI Rights Act of 1964 (42 U.S.C. Section 2000d et seq. and 2000e et seq.); Section 504 of the Rehabilitation Act of 1973 (29 U.S.C.A. Section 701 et seq.); the Age Discrimination Act of 1975 (42 U.S.C.A. Section 6101 et seq.); the Americans with Disabilities Act (ADA) (42 U.S.C.A. Section 12101 et seq.); and the Pennsylvania Human Relations Act of 1955 (71 P.S. Section 941 et seq.); and the Quality Health Care Accountability and Protection Provisions of Article XXI of Act 68 of 1998 (40 P.S. 991.2101 et seq.)

      The Contractor also will comply with the Commonwealth's Contract Compliance Regulations that are set forth at 16 Pa. Code 49.101 and on file with the Contractor.

      The Contractor also will comply with all applicable laws, regulations, and policies of the Pennsylvania Department of Health and the Pennsylvania Insurance Department.

4.4   Limitation on the Department's Obligations

      The obligations of the Department under this Agreement are limited and subject to the availability of funds appropriated by the General Assembly of the Commonwealth of Pennsylvania, and certified by the Comptroller of the Department.

4.5   Acceptance of Commonwealth Capitation Payments

      The Contractor is prohibited from holding the member liable for the following:

      A.    Debts of the Contractor in the event of the Contractor's insolvency.

      B. Services provided to the member in the event of the Contractor failing to receive payment from the Department for such services.

      C. Services provided to the member in the event of a health care provider with a contractual, referral or other arrangement with the Contractor failing to receive payment from the Department or the Contractor for such services.

      D. For payments to a provider that furnishes covered services under a contractual, referral or other arrangement with the Contractor in excess of the amount that would be owed by the member if the Contractor had directly provided the services.


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

      SECTION 5: REPRESENTATIONS AND WARRANTIES OF THE CONTRACTOR

5.1   Accuracy of Proposal

      The Contractor represents and warrants that the representations made to the Department in the Proposal are true and correct. The Contractor further represents and warrants that all of the information submitted to the Department in or with the Proposal is accurate and complete in all material respects. The Contractor agrees that such representations will be continuing ones, and that it is the Contractor's obligation to notify the Department within ten (10) business days, of any material fact, event, or condition which arises or is discovered subsequent to the date of the Contractor's submission of the Proposal, which affects the truth, accuracy, or completeness of such representations.

5.2   Disclosure of Interests

      The Contractor will disclose to the Department, in writing, the name of any person or entity having a direct or indirect ownership or control interest of five percent (5%) or more in the Contractor. The Contractor will inform the Department, in writing, of any change in or addition to the ownership or control of the Contractor. Such disclosure will be made within thirty (30) days of any change or addition. The Contractor acknowledges and agrees that any failure to comply with this provision in any material respect, or making of any misrepresentation which would cause the Contractor's application to be precluded from participation in the MA Program, will entitle the Department to recover all payments made to the Contractor subsequent to the date of the misrepresentation.

5.3   Disclosure of Change in Circumstances

      The Contractor agrees to report to the Department, as well as the Departments of Health and Insurance, within ten (10) business days of the Contractor's notice of same, any change in circumstances that may have a material adverse affect upon Contractor's or Contractor's parent(s)' financial or operational conditions. Such reporting will be triggered by and include, by way of example and without limitation, the following events, any of which will be presumed to be material and adverse:

      A. Suspension or debarment of Contractor, Contractors parent(s), or any affiliate or related party of either, by any state or the federal government;

      B. The Contractor may not knowingly have a person act as a director, officer, partner or person with beneficial ownership of more than five percent (5%) of the Contractor's equity who has been debarred from participating in procurement activities under federal regulations.

      C. Notice of suspension or debarment or notice of an intent to suspend/debar issued by any state or The federal government to Contractor, Contractor's


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

            parent(s), or any affiliate or related party of either; and

      D. Any new or previously undisclosed lawsuits or investigations by any federal or state agency involving Contractor, Contractor's parent(s), or any affiliate or related party of either, which would have a material impact upon the Contractor's financial condition or ability to perform under this Agreement.

      SECTION 6: ACCESS STANDARDS

6.1   Compliance With Access Standards

      A.    Mandatory Compliance

            The Contractor acknowledges and agrees that compliance with the Access Standards in accordance with Section 6.18 below, is a prerequisite to its participation in the HC-SE Program. If the Contractor fails to meet any of the Access Standards to the complete satisfaction of the Department by the dates indicated below or by the dates otherwise specified by the Department, the Department may terminate this Agreement in accordance with Section 10.1(B) hereof upon notice to the Contractor or may impose sanctions as outlined in
            Section 17.7 of this Agreement.

      B.    The Access Standards

            The Access Standards are as follows:

            (1)   Certificates of Authority

                  The Contractor will have received and provided to the Department a Certificate of Authority verifying that the Contractor is licensed to operate in each of the HC-SE Counties. The Contractor will maintain such Certificate of Authority Throughout the Term of this Agreement.

            (2)   Provider Networks

                  The Contractor must establish and maintain an adequate provider network, approved by the Department, to serve all of the eligible HC-SE populations in geographically accessible locations within the service area for the HC-SE populations to be served. The Contractor must ensure that its provider network is adequate to provide its MA enrollees with access to quality patient care through participating health care professionals, consistent with the time and distance requirements set forth in the RFP and in this Agreement

                  The Contractor must make all reasonable efforts to honor a member's choice of provider among in-network providers as long as:

                  (a) The Contractor's contract with the in-network provider covers the services required by the member; and

                  (b) The Contractor has not determined that the members choice is clinically inappropriate.

                  The Contractor must provide the Department adequate assurances that the Contractor, with respect to the service area, has the capacity to serve the expected enrollment in the service area by providing assurances that the Contractor offers the full scope of covered services as set forth in the RFP and access to preventive and primary care services and maintain a sufficient number, mix and geographic distribution of providers and services in accordance with the standards set forth in the RFP.

                  All providers operating within the Contractor's provider network who provide services to MA consumers must be enrolled in the Commonwealth's MA Program and possess an active Medical Assistance Identification (MAID) number.

                  The Contractor must include in all agreements with Primary Care Practitioners (PCPs) who serve members under the age of twenty-one (21) a requirement that the PCP is responsible for conducting all EPSDT screens for individuals on their panel under the age of twenty-one (21). Should the PCP be unable to conduct the necessary EPSDT screens, the PCP is responsible for arranging to have the necessary EPSDT screens conducted by another network provider and ensure that all relevant medical information, including the results of the EPSDT screens, are incorporated into the member's PCP medical record.

                  The Contractor will include in all contracts with PCPs who serve members under the age of twenty-one (21) the requirement that PCPs report encounter data associated with EPSDT screens, using a format approved by the Department, to the Contractor within ninety (90) days from the date of service.

                  The Contractor must include in all capitated provider agreements a clause which stipulates that should the provider terminate its agreement with the Contractor, for any reason, that the provider provide services to the contracted members up to the end of the month in which the effective date of termination falls.

            (3)   Compliance with Particular Criteria

                  In connection with establishing and maintaining a Provider Network acceptable to the Department pursuant to Section 6.18(2) above, the Contractor must demonstrate compliance with the following criteria:

                  For (a) through (d) below, the Contractor must make a reasonable effort to schedule the required appointments. Such an effort will be deemed to be reasonable if it includes three attempts to contact the member. Such attempts may include, but are not limited to: written attempts, telephone calls and home visits. At least one such attempt must be written. The Contractor must document all attempts.

                  (a) EPSDT screens for any new enrollee under the age of twenty-one (21) must be scheduled within forty-five (45) days from the effective date of enrollment unless the child is already under the care of a PCP and the child is current with screens and immunizations.

                  (b) An appointment with a PCP/Specialist must be scheduled within seven (7) days from the effective date of enrollment for any person known to the Contractor to be HIV positive (e.g. self-identification), unless the enrollee is already in active care with a PCP/Specialist.

                  (c) Scheduling of an appointment with a PCP/Specialist within forty-five (45) days of enrollment for any member who is an SSI or SSI-related consumer unless the enrollee is already in active care with a PCP/Specialist.

                  (d)   Should the Independent Enrollment Assistance Program
                        (IEAP) Contractor notify the PH-MCO that a new enrollee is pregnant, the Contractor must contact the member within five (5) days of the effective date of enrollment to assist the woman in obtaining an appointment with an OB/GYN.

                  (e) The Contractor must ensure the provision of services to persons who have special health needs or who face access barriers to health care. If the Contractor does not have at least two (2) specialists or subspecialists qualified to meet the particular needs of the individuals, then the Contractor must pay for the service out-of-network. The Contractor must develop a system to determine prior authorization for out-of-network services, including provisions for informing the consumer of how to request this authorization for out-of-network services. For children with special health needs, the Contractor must offer at least two (2) pediatric specialists or pediatric sub-specialists.

                  (f) The Contractor must ensure a choice of at least two (2) PCPs located within the travel time limits (30 minutes urban, 60 minutes rural).
                  (g) The Contractor must ensure an adequate number of pediatricians to permit all patients wishing a pediatrician as a PCP to have one for the child(ren) within the travel time limits (30 minutes urban, 60 minutes rural).

                  (h) The Contractor must demonstrate its attempts to contract in good faith with a sufficient number of Certified Registered Nurse Practitioners (CRNPs) to ensure access to CRNP services. While the Contractor may contract with a primary care practice in which the majority of primary care services are performed by CRNPs. the number of CRNPs in such practices may not exceed 10 percent of the total number of PCPs in the Contractors network.

                  (i) The Contractor must ensure a choice of at least two (2) pharmacies (excluding mail-order entities) within the travel time limits (30 minutes urban, 60 minutes rural).

                  (j) The Contractor must ensure a choice of at least two (2) hospitals within the network, at least one (1) of which must be within the travel limits (30 minutes urban, 60 minutes rural).

                  (k) The Contractor must ensure at least one (1) home health agency within the network, providing the Contractor can demonstrate to the Department that access is ensured.

                  (l) The Contractor must ensure at least one (1) DME supplier within the network providing the Contractor can demonstrate to the Department that access is ensured.

                  (m) The Contractor must ensure a choice of at least two (2) rehabilitation facilities within the network, at least one (1) of which must be located within the project area.

                  (n) The Contractor must ensure a choice of at least two (2) nursing facilities within the network, at least one (1) of which must be located within the project area.

                  (o) The Contractor must ensure a choice of at least two (2) general practice dentists within the network with experience in treating individuals under age twenty-one (21) and adults with special needs, at least one (1) of which must be located within the project area.

                  (p) The Contractor will demonstrate its ability to offer its members freedom of choice in selecting a PCP. At a minimum, the Contractor will have or provide one (1) full-time equivalent (FTE) PCP who serves no more than one thousand (1,000) MA consumers (cumulative across all HC-SE PH-MCO plans) and PCP sites which serve no more than five thousand (5,000) MA consumers (cumulative across all HC-SE PH-MCO plans). The Department will develop a system to notify the Contractor of a provider reaching maximum panel limits. The number of members assigned to a PCP will be decreased by the Contractor if necessary to maintain the appointment availability standards. The Contractor and the Department will work together to avoid the PCP having a caseload or medical practice composed predominantly of HC-SE members. In addition, the Contractor must organize its PCP sites so as to ensure continuity of care to members and must identify a "lead physician" within the site for each member. The Contractor may apply to the Department for a waiver of these requirements on a site specific basis. The Department may waive these requirements for good cause demonstrated by the Contractor.

                  (q) The Contractor will demonstrate its ability to provide adequate access to physician specialists for PCP referrals, and will employ or contract with adult and pediatric specialists in sufficient numbers to ensure that specialty services can be made available in a timely, and geographically, and physically accessible manner, particularly for those members in special needs populations, and to give enrollees a choice of at least two (2) appropriate specialists.

                  (r) The Contractor must demonstrate its attempts to contract in good faith with a sufficient number of Federally Qualified Health Centers (FQHCs) to ensure access to FQHC services, provided FQHC services are available, within a travel time of thirty (30) minutes (urban) and sixty (60) minutes (rural). If the Contractor's primary care network includes FQHCs, these sites may be designated as PCP sites.

                  (s) The Contractor must demonstrate its ability to make available to every member an appropriate PCP whose office is located within a travel time no greater than thirty (30) minutes (urban) and sixty (60) minutes (rural). This travel time is measured via public transportation. The same standards of availability will also pertain to dental providers.

                  (t) The Contractor must provide the Department with its protocol for ensuring that the average office waiting time will be twenty (20) minutes or up to one (1) hour when the physician encounters an unanticipated urgent visit or is treating a patient with a difficult medical need. The Contractor must also provide the Department with its protocol for educational outreach efforts through which enrollees and providers will be informed of scheduling time frames.

                  (u) The Contractor must comply with the provisions of Act 112 of 1996 (H.B. 1415, PN. 3853, signed July 11, 1996),
                        The Balanced Budget Reconciliation Act of 1997 and Act 68 of 1998, the Quality Health Care Accountability and Protection Provisions, 40 P.S. 991.2101 et seq., pertaining to coverage and payment of medically necessary emergency services. The definition of such services is set forth herein at Section 2.E.

                  (v) Effective January 1,1999, the Contractor must inspect the office of any primary care practitioner (PCP) or dentist who seeks to participate in Contractor's Provider Network (excluding offices located in hospitals) to determine whether the office is architecturally accessible to persons with mobility impairments. Architectural accessibility means compliance with ADA accessibility guidelines with reference to parking (if any), path of travel to an entrance, and the entrance to both the building and the office of the provider, if different from the building entrance. If the office or facility is not accessible, the PCP or dentist may not participate in the Contractor's Provider Network until the barrier has been removed and the office or facility is accessible to persons with mobility impairments or the provider presents proof of an exemption under Title III of the ADA.

                        With respect to PCPs and dentists participating in Contractor's Provider Network prior to January 1, 1999, the Department will notify the Contractor and the provider of the office of any PCP or dentist that the Department has determined is not architecturally accessible to persons with mobility impairments. Such provider will have ninety (90) days from the date of notification that a barrier exists to remove the barrier unless the Department expressly agrees to extend the time for compliance. If the PCP or dentist fails to remove the barrier, the Contractor will initiate appropriate action to promptly terminate the provider's participation in the Contractor's Network unless notified by the Department that termination is not necessary.

            (4)   Contractor's Corrective Action

                  The Contractor will take all necessary steps to resolve, in a timely manner, its failure to comply with the Access Standards outlined herein as identified by the Department. Prior to a termination action or other sanction by the Department, the Contractor will be given the opportunity to institute a corrective action plan. The Contractor will submit a corrective action plan to the Department for approval within thirty (30) days of notification of such failure to comply, unless circumstances warrant and the Department demands a shorter response time. The Department's approval of the Contractor's corrective action plan will not be unreasonably withheld. The Department will make its best effort to respond to the Contractor within thirty (30) days from the submission date of the corrective action plan. Should the Department determine the need to extend the thirty (30) day response limit, the Department will notify the Contractor in writing prior to the end of the thirty (30) day time period. If the Department rejects the corrective action plan, the Contractor will be notified of the deficiencies of the corrective action plan. In such event, the Contractor will submit a revised corrective action plan within fifteen (15) days of notification. If the Department does not receive an acceptable corrective action plan, the Department may impose sanctions against the Contractor, in accordance with Section 17.7. Failure to implement the corrective action plan may result in the application of a sanction as provided in this Agreement against the Contractor.

      SECTION 7: OBLIGATIONS OF THE CONTRACTOR

7.1   Program Standards

      The Contractor agrees to fully comply with the terms and conditions set forth in the RFP, including but not limited to the terms and conditions contained in the Program Standards, which are fully set forth on pages 17 through 104 of the RFP. Subsections A through Z below provide a listing of the categories of the Program Standards and, where indicated, additional requirements with which the Contractor must comply.

      The requirements listed below are in addition to those set forth in the RFP.

      A.    General

            If a child in substitute care is determined eligible for MA outside the five (5) county HC-SE project area and placed in substitute care inside the five (5) county HC-SE project area s/he will be covered under the HealthChoices Southeast Program.

      B.    Licensure

            The Contractor agrees to comply with the Program Standards regarding licensure which are set forth in the RFP. It is specifically acknowledged and agreed that the Contractor must possess and maintain a current Health Maintenance Organization license acceptable to the Department throughout the Term of this Agreement.

      C.    PH-MCO Administration

            The Contractor agrees to comply with the Program Standards regarding PH-MCO Administration which are set forth in the RFP. In addition, it is agreed that the Department must approve the location of the Contractor's administrative offices. Once approved, the Contractor will not relocate such administrative offices without the Department's prior written consent, which consent will not be unreasonably withheld.

            The Contractor must submit for approval by the Department its organizational structure listing the function of each executive as well as administrative staff member. Staff positions outlined in HealthChoices RFP #5-96 must be filled in accordance with the Department's timetables. The HealthChoices Program Manager must be accessible to the Department and may not be reassigned without prior approval by the Department, which approval will not be unreasonably withheld.

      D.    Member Enrollment and Disenrollment

            (1) The Contractor agrees to comply with the Program Standards regarding Member Enrollment and Disenrollment which are set forth in the RFP.

            (2) The Department may disenroll members from a PH-MCO when there is a change in residence which places the member outside the HC-SE Zone, as indicated on the individual county file maintained by the Department's Office of Income Maintenance.

            (3) The Contractor is prohibited from restricting its members from changing PH-MCOs for any reason. The MA consumer has the right to initiate a change in PH-MCOs at any time.

            (4) It is specifically acknowledged and agreed that the Contractor will be required to develop marketing materials such as pamphlets and brochures which can be used by the Enrollment Specialists to assist MA consumers in choosing a PH-MCO and PCP. These materials must be developed in the form and context stipulated by the Department. The Department must approve of such materials in writing prior to their use. The Department's review will be conducted within thirty (30) days and approval will not be unreasonably withheld. The Contractor is required to print and provide to the IEAP Contractor an adequate supply of previously approved materials within five (5) business days from a request of the IEAP Contractor.

                  The Contractor is prohibited from distributing directly or through any agent or independent contractor, marketing materials without prior written approval of the Department. In addition, the Contractor must comply with the following marketing guidelines and/or restrictions.

                  (a) The Contractor may not seek to influence an individual's enrollment with the PH-MCO in conjunction with the sale of any other insurance.

                  (b) The Contractor must comply with the enrollment procedures established by the Department in order to ensure that, before the individual is enrolled with the PH-MCO, the individual is provided accurate oral and written information sufficient to make an informed decision on whether to enroll.

                  (c) The Contractor will not directly or indirectly conduct door-to-door, telephone or other cold-call marketing activities.

            (5) The Contractor must comply with the following principles for all PH-MCO marketing activities:

                  (a) The PH-MCO may use but not be limited to, commonly accepted media methods to advertise and market. These include television, radio, billboard and printed media. Such advertising cannot be within sight of or in the general vicinity of any County Assistance Office (CAO) or other eligibility or enrollment office. All such advertising and marketing is subject to advance written approval by the Department.

                  (b) The PH-MCO may participate in or sponsor health fairs or community events. The Department reserves the right to set limits on donations and/or payments made to non-profit groups in connection with health fairs or community events. Advance written approval is required for contributions of $2,000.00 or more. The Department will make every reasonable effort to respond to the Contractor within ten (10) business days. All payments are subject to financial audit by the Department.

                  (c) Items of little or no intrinsic value (i.e., trinkets with promotional PH-MCO logos), may be offered at health fairs or other approved community events. Such items must be made available to the general public, not to exceed $3.00 in retail value and must not be connected in any way to PH-MCO enrollment activity. All such items are subject to advance written approval by the Department.

                  (d) PH-MCOs will be permitted to offer members health-related benefits in excess of those required by the Department, and are permitted to feature such increased benefits in approved marketing materials. All such expanded benefits are subject to advance written approval by the Department. These must be benefits that are generally considered to have a direct relationship to the maintenance or enhancement of a member's health status. Examples of potentially approvable benefits include various seminars and educational programs promoting healthy living or illness prevention, memberships in health clubs and/or facilities promoting physical fitness and expanded eyeglass or eye care benefits. These benefits must be generally available to all PH-MCO members and must be made available at all appropriate PH-MCO network providers. Such benefits cannot be tied to specific member performance. However, the Department may grant exceptions in areas where it believes that such tie-ins will produce significant health improvements for members.

                  (e) PH-MCOs will not be permitted to offer member coupons for products of value.

                  (f) Unless approved by the Department, PH-MCOs will not be permitted to directly provide products of value unless they are health related and are prescribed by a licensed provider.

                  (g) The Department reserves the right to review any and all marketing activities, including materials prepared by the PH-MCO for use by the Enrollment Specialists and advertising materials and procedures used by the PH-MCO for its personnel. In addition to any other sanctions and/or penalties, the Department may choose to impose monetary or restricted enrollment penalties should the PH-MCO be found to be using marketing materials or engaging in marketing practices which have not received advance written approval from the Department as applicable. The Department reserves the right to suspend all marketing activities and the completion of applications for new enrollees. Such suspensions may be imposed for a period of sixty (60) days from notification by the Department to the PH-MCO citing the violation.

                  (h) The Contractor is prohibited from distributing, directly or through any agent or independent contractor, marketing materials that contain false or materially misleading information.

                  (i) The PH-MCO must comply with marketing guidelines outlined in Exhibit C.

            (6) The Contractor must provide the IEAP Contractor with a supply of hardcopy provider directories. The Contractor shall be required to provide its members with PCP and dentist directories upon request. The directories must include all providers in the Contractor's network, including, but not limited to: PCPs, hospitals, specialists, providers of ancillary services, nursing facilities, etc. The provider directories must also include the identification of PCP Teams which include physicians, CRNPs, Certified Nurse Midwives and physicians' assistants. The Contractor must provide the IEAP Contractor with an adequate supply of hardcopy provider directories (including updates) on a continual basis. Hardcopy provider directories must be updated annually.

                  The Contractor must provide the IEAP Contractor with automated provider directories. The directories must include all providers in the Contractor's network, including, but not limited to: PCPs, hospitals, specialists, providers of ancillary services, nursing facilities, etc. Updates to the automated provider directory must be provided monthly to the IEAP Contractor. Updated directories will be provided either by reprinting or by written addendum at the discretion of the plan.

                  In addition to the requirements listed in the RFP for provider directories, directories must include identification of sites that are wheelchair accessible.

            (7) The Contractor must comply with all appointment standards outlined in the RFP, including but not limited to those set forth on Page 27. The Contractor agrees to require the PCP/Specialist to conduct affirmative outreach whenever an enrollee misses an appointment in accordance with the RFP and to document the same.

            (8) Should the Contractor permit selection of a PCP group and the member has selected a PCP group with an open panel in the Contractor's network which has been duly communicated to the Contractor through the Enrollment Specialists, the Contractor must ensure that upon commencement of the PH-MCO coverage, the member's selection is honored. This PCP site selection must be solely at the request of the member. Should the member, at any time after the effective date of enrollment into the Contractor's plan request that an individual PCP be assigned, the Contractor must honor that request. In addition, at no time is the Contractor permitted to assign a PCP site to a member if the member has not selected a PCP or a PCP site at the time of enrollment.

                  If the member has not selected a PCP or a PCP site through the Independent Enrollment Specialist, the Contractor is required to comply with the timeframes specified in the HC-SE RFP to ensure that a PCP, not a PCP site, is assigned to the member. This requirement does not relieve the Contractor from complying with the credentialing/recredentialing and provider profile requirements outlined in the HC-SE RFP for all providers within the Contractor's provider network.

            (9) The Contractor must provide a file, via the Department's Pennsylvania Open Systems Network (POSNet), to the Department's Eligibility Verification System (EVS) contractor of PCP assignments for all its members. This file must be provided at least weekly. The PCP assignment information must be consistent with all requirements specified by the Department.

            (10) When any member is disenrolled from the PH-MCO because of admission to or length of stay in a facility or because of placement in substitute care outside the HC-SE project area for up to six months from the initial date of disenrollment, the PH-MCO from which the member has been disenrolled remains responsible for participating in discharge/transition planning, and will be assumed to be the MA consumer's plan upon discharge or upon returning to the HC-SE project area, unless and until the MA consumer chooses a different PH-MCO. If the MA consumer chooses a different plan, that plan must participate in discharge/transition planning upon notification that the MA consumer will be enrolled in that PH-MCO.

      E.    Member Services

            The Contractor agrees to comply with the Program Standards regarding Member Services that are set forth in the RFP.

            (1) All information given to members and potential members must be easily understood and must comply with all requirements outlined in the RFP. Informational material distributed to HealthChoices members, including but not limited to provider directories and member handbooks, will be available, upon request in Braille, large print, and audio tape and will be provided in the format requested by the person with a visual impairment. Materials must include appropriate instruction on how to access or receive assistance with accessing desired materials in an alternate language or format. Information should include both phone and Text Telephone Typewriter (TTY) numbers. The information contained in the provider directories may cover only those zip codes or other geographic locations that the person with a visual impairment requests. The Contractor will pay particular attention for the provision of the following items:

                  (a) Identity, location, qualifications and availability of health care providers within the organization.

                  (b)   Members' rights and responsibilities.

                  (c)   Grievance and appeal procedures.

                  (d) Information on services covered directly or through referral and prior authorization.

            (2) The Contractor must include in its PCP provider contracts language which requires PCPs to contact new members identified in the quarterly encounter lists who have not had an encounter during the first six months of enrollment or who have not complied with the scheduling requirements outlined in the RFP. The PCP also must be required to contact members identified in the quarterly encounter lists as not complying with EPSDT periodicity and immunization schedules for children. The primary care sites must be required to identify to the Contractor any such members who have not come into compliance with the EPSDT periodicity and immunization schedules within one (1) month of such notification to the site by the Contractor. The primary care site must also be required to document the reasons for noncompliance, and to document its efforts to bring the member's care into compliance with the standards.

            (3) At the time of enrollment, the MA consumer has the option subject to the PH-MCOs confidentiality obligations and applicable law to designate a single additional addressee (i.e., family member, case manager, close friend, etc.) to receive duplicate copies of written communications from the PH-MCO providing notice of a change in the members health care benefits, notice of the termination of the member's PCP from the PH-MCOs provider network, and denial of services notices. Original copies of such written communications should still be forwarded to the member. This additional addressee will be identified on the IEAP Contractor's weekly enrollment file forwarded to the PH-MCO or may be identified by the member directly to the PH-MCO. The Contractor will develop plans to process such requests and for getting the necessary releases signed by the member to ensure that the members rights regarding confidentiality are maintained.

      F.    In-Plan Services

            The Contractor agrees to comply with the Program Standards regarding In-Plan Services that are set forth in the RFP.

            (1) In-plan services will be provided in a manner in the amount, duration and scope set forth in the MA Fee-for-Service (FFS) Program and may be based on the MA consumer's benefit package, unless otherwise specified by the Department. If new services or eligible consumers are added to the Pennsylvania MA program, or if covered services or eligible recipients are expanded or eliminated, implementation by the Contractor will be on the same day as the Department's, unless the Contractor is notified by the Department of an alternative implementation date. When new services are added, the Department will conduct an actuarial analysis including appropriate input by the Contractor, to determine if there is a need for a rate change and if necessary, adjustable rates to appropriately reflect the addition of the new services.

                  Upon approval by the Department, the Contractor may amend the Agreement to modify or eliminate any Enhanced Benefit(s) specified in its proposal which exceed the benefits provided for under the MA FFS Program. Such benefit(s) as modified or eliminated shall supersede those specified in the Proposal. The Contractor must send written notice to members at least thirty (30) days prior to the effective date of the change in covered benefits, including notification for a reduction in benefits or a substantial change to the provider network, and will simultaneously amend all written materials describing its covered benefit or provider network.

                  a.    For PCP terminations, the PH-MCO will provide thirty
                        (30) days advance notice to members assigned to the PCP.

                  b. For hospital terminations, the PH-MCO will provide thirty (30) days advance notice to members assigned to any PCPs or PCP practices that will be terminated as a result of the hospital termination. The Department reserves the right to additionally require notification to all members of a hospital change.

                  c. The Department will work with the Contractor to identify those situations in which advance notification to members of an ancillary provider termination is necessary, with special consideration given to members with special needs.

                  d. The advance notice requirement will not apply to terminations by the Contractor due to quality of care or other "for cause" reasons.

      (2) The Contractor is not responsible to provide any services as set forth in the Behavioral Health RFP #3-96 and/or in the contracts between the Department and the Behavioral Health Managed Care Organizations (BH-MCOs).

      (3) The Contractor is required to provide emergency services without regard to prior authorization or the emergency care provider's contractual relationship with the Contractor.

      (4) If the Contractor wishes to require prior authorization of any services which are not required to be prior authorized under the MA FFS Program, they must establish and maintain written policies and procedures which must have advance written approval by the Department. In addition, the list and scope of services to be prior authorized must have advance written approval by the Department as outlined in the prior authorization guidelines in Exhibit D.

            The Department will make its best efforts to review and provide feedback to the Contractor (e.g., written approval, request for corrective action plan, denial, etc.) within sixty (60) days from the date the Department receives the request for review by the Contractor. For minor updates to existing approved prior authorization plans, the Department will make its best efforts to review within forty-five (45) days from the date the Department receives the request for review by the Contractor.

            The Contractor may require prior authorization as a condition of coverage or payment for an outpatient prescription drug provided that 1) a decision whether to approve or deny the prescription is made within twenty-four (24) hours, and 2) if a member's prescription for a medication is not filled when a prescription is presented to the pharmacist, the PH-MCO must allow the pharmacist to dispense either a seventy-two (72) hour supply for the new medication, or a fifteen (15) day supply for an ongoing medication and the Contractor must issue a written denial notice, in the form attached at Exhibit E ,within twenty-four (24) hours from the time that the prescription is presented to the pharmacist. In the event that the Contractor cannot issue a written denial notice within twenty-four (24) hours, the Contractor must have procedures in place so as to permit the member to receive a supply of the new medication such that the supply will not be exhausted prior to receipt of the notice.

            The Contractor must have procedures in place to assure that if a prescription for an ongoing medication is not authorized when presented to a pharmacist, the pharmacist will dispense a fifteen
            (15)-day supply of the prescription, unless the PH-MCO or its designated subcontractor issued a proper written notice of benefit reduction or termination at least ten (10) days prior to the end of the period for which the medication was previously authorized and a grievance or appeal has not been filed. If the member files a grievance or appeal from a denial of an ongoing medication, the Contractor must authorize the medication until the grievance or appeal is resolved. When medication is authorized due to the Contractors obligation to continue services while a member's grievance or fair hearing is pending, and the final binding decision is in favor of the Contractor, a request for subsequent refill of the prescribed medication does not constitute an ongoing medication.

            The requirement that the member be given at least a seventy-two
            (72) hour supply for a new medication or a fifteen (15) day supply for an ongoing medication does not apply when a pharmacist determines that the taking of the prescribed medication, either alone or along with other medication that the member may be taking, would jeopardize the health or safety of the member. In such event, the Contractor and/or its sub-contractor must require that its participating pharmacist make good faith efforts to contact the prescriber. In such instances, however, the requirement that the Contractor issue a written denial notice within twenty-four (24) hours still applies.

      (5) The Contractor is required to process each request for benefits and ensure that the member is notified of the decision within two (2) business days of receiving the request. If the member does not receive written notification of a decision on a request for a covered service or item within twenty-one (21) days of the date the Contractor received the request, the service or item is automatically approved. To satisfy the twenty-one (21) day time period, the Contractor must mail to the member, the member's PCP, and the prescribing provider a notice of partial approval or denial of the request on or before the eighteenth (18th) day from the date the request is received. If the notice is not mailed by the eighteenth (18th) day after the request is received, the request is automatically authorized (i.e., deemed approved). If additional information is needed to review the request, the Contractor must request such information from the appropriate provider within forty-eight (48) hours of receiving the request for benefits. If the Contractor requests additional information, the request may be pended for a reasonable time period. However, a prospective utilization review decision must be communicated to the member within two (2) business days of the receipt of all supporting information reasonably necessary to complete the review.

      (6) Children in Substitute Care Transition. If a child in substitute care is determined eligible inside the five county HealthChoices Southeast Zone and is placed in substitute care inside the five county HealthChoices Southeast Zone or inside a different HealthChoices Program zone, s/he will be covered under the HealthChoices Program operating in the zone in which s/he is placed.

            If a child in substitute care is determined eligible inside the five county HealthChoices Southeast Zone and is placed anywhere inside the five county HealthChoices Southeast Zone, the Contractor with which the child is initially enrolled remains financially responsible for the health care needs of the child. This Contractor must arrange and pay for the medically necessary health care services for the child. If the Contractor cannot provide the services within its provider network, the Contractor must arrange and pay for the services outside its provider network.

            The Contractor will continue financial responsibility for the health care of the child in substitute care unless or until the legal custodian (e.g., parent or county) makes a decision to enroll the child in another PH-MCO or the child is placed in a facility which requires the child to be disenrolled from the PH-MCO.

            If a child in substitute care is determined eligible inside the five county HealthChoices Southeast Zone and is placed outside of the five county HealthChoices Southeast Zone, s/he will be covered under the rules of the MA Program in the zone in which they are placed.

            If a child in substitute care is determined eligible outside of the five county HealthChoices Southeast Zone and is placed in substitute care inside the five county HealthChoices Southeast Zone, s/he will be covered under the HealthChoices Southeast program.

            The Contractor will be required to pay for out-of-network, medically-necessary health care services for up to ten (10) days for a child enrolled in the PH-MCO who is placed in substitute care if the county placement agency cannot identify the child nor verify MA coverage. However, this out-of-network coverage will only be required in certain circumstances, such as emergency placement, or the county placement agency having no contact with the child prior to the placement. All efforts must be made by the county placement agency to identify the child and to determine MA coverage responsibility in the most expedient manner possible.

      (7)   Emergency Room (ER) Services

            The Contractor agrees to comply with the program standards regarding Emergency Room (ER) Services that are set forth in the RFP. In addition:

            Emergency providers may initiate the necessary intervention to stabilize an emergency medical condition of the patient without seeking or receiving prospective authorization by the PH-MCO.

            The Contractor wilt be responsible for all ER services including those categorized as mental health or drug and alcohol. Exception:
            ER evaluations for voluntary and involuntary commitments pursuant to the 1976 Mental Health Procedures Act will be the responsibility of the BH-MCO.

            The Contractor will request PCPs to report all contact with members in which the member or a member representative called the PCP from an ER requesting authorization for an urgent or non emergency service. For each such request, the PCP must report whether the visit was approved or denied.

            The Contractor will analyze this information and use it for quality improvement purposes. The Department will have access to individual and aggregate data collected. This should be a quarterly report with an annual aggregate report.

            The Contractor is required to process requests for out-of-network emergency treatment services even if the out-of-network provider has not notified the Contractor within twenty-four (24) hours of providing the service if the out-of-network provider can document that circumstances prevented timely notification.

            The parties agree that the provision at Part II.F.2.C (Emergency Room Services) of the RFP will not govern payment by the Contractor for emergency room services provided by non-participating providers. The Contractor will pay for such services at rates consistent with applicable law.

            Post-Stabilization Services

            The Contractor must cover post-stabilization services.

            Post stabilization services are defined as medically necessary non-emergency services furnished to a member after he or she is stabilized following an emergency medical condition.

            (a) The Contractor must cover post-stabilization services without requiring authorization, and regardless of whether the member obtains the services within or outside the Contractor's provider network if any of the following situations exist.

                  (i) The post-stabilization services were pre-approved by the Contractor.

                  (ii) The post-stabilization services were not pre-approved by the Contractor because the Contractor did not respond to the provider's request for these post-stabilization services within one hour of the request.

                  (iii) The post-stabilization services were not pre-approved by the Contractor because the Contractor could not be reached by the provider to request pre-approval for these post-stabilization services.

      (9) The Contractor must comply with all requirements regarding EPSDT services as set forth in the RFP. The Contractor must also adhere to specific Department regulations 55 Pa. Code Chapter 3700 and Chapter 3800 as they relate to EPSDT examination for individuals under the age of twenty-one (21) and entering substitute care or RTF placement.

            (a) The Contractor must require that PCPs who provide care to members under the age of twenty-one (21) perform and report all EPSDT screens on the form approved by the Department, including appropriate immunizations and blood lead levels for children. Childhood lead poisoning prevention services must be provided in accordance with the Departments EPSDT program requirements and the Centers for Disease Control and Prevention (CDC) guidelines entitled "Preventing Lead Poisoning in Young Children".

            (b)   Diagnosis and Treatment

                  The Contractor will require the following:

                  (i) Following an EPSDT developmental screen, if the screening provider suspects developmental delay, s/he is required to refer the child through CONNECT, 1-800-692-7288, for an appropriate eligibility determination for early intervention services providing the child is age appropriate consistent with the Early Intervention Program.

                  (ii) With respect to SSI and SSI-related members under the age of twenty-one (21), at the first appointment following enrollment, the PCP must make an initial assessment of the health needs of the child over an appropriate period (not to exceed one [1] year), including the child's need for primary and specialty care. The results of that assessment will be discussed with the family or custodial agency (and, if appropriate the child) and shall be listed in the child's medical records. As part of the initial assessment, the PCP will make a recommendation regarding whether case management services should be provided to the child. The Contractor shall determine the medically appropriate level of case management services to be provided which includes required notification should the Contractor determine that the PCP's recommendation not be approved.

            (c)   Tracking

                  (i) In addition to the requirements for tracking set forth in the RFP, the Contractor's system for tracking must include:

                        a) EPSDT screen and reporting of all screening results

                        b)    Referral of members under the age of twenty-one
                              (21) with elevated blood levels through CONNECT

            (d)   Follow-up and Outreach

                  (i) The Contractor's process for reminders, follow-ups and outreach to members must include: a process for outreach and follow-up with County Children and Youth Agencies and Juvenile Probation Offices to assure that they are notified of all members under the age of twenty-one (21) who are under their supervision and who are due to receive EPSDT screens and follow-up treatment.

                  (ii) The Contractor will be required to develop master lists of all enrolled children who are coded as such on the monthly membership files. The Contractor must assign specific staff to monitor the services provided to these children and to ensure that they receive comprehensive EPSDT screens and follow-up services. The assigned staff must contact the relevant agencies with custody of these members or with jurisdiction over them (e.g., County Children and Youth Agency, Juvenile Probation Office) when a particular child has yet to receive an EPSDT screen or is not current with their EPSDT screen and/or immunizations and to ensure that an appointment for such service is scheduled.

                  (iii) The Contractor must submit reports providing all data regarding children in substitute care (e.g., the number of children enrolled in substitute care who have received comprehensive EPSDT screens, the number who have received blood level assessments, etc.).

            (e)   Interagency Teams for EPSDT Services for Children

                  The Contractor must appoint a representative who will ensure coordination with other health, education and human services systems in the development of a comprehensive individual family services plan, for members under the age of twenty-one
                  (21) identified with special needs. The Contractor will only be required to participate in interagency teams if the Contractor receives notification of the interagency meeting and the interagency plan contains physical health elements (i.e. educational, behavioral health, etc.)

                  If the Contractor's participation is required, the Contractor must ensure:

                  (i) The objective that children have access to adequate pediatric care.

                  (ii) Continuity of care with the service plan developed in coordination with the interagency team, including the child (when appropriate), the adolescent and family members.

                  (iii) Development of adequate specialty provider networks.

                  (iv) Integration of covered services with ineligible services.

                  (v)   Prevention against duplication of services.

                  (vi) Contractor representative participation with the interagency teams.

                  (vii) Adherence to state and federal laws, regulations and court requirements relating to individuals with special needs.

                 (viii) Cooperation of the Contractor's provider networks.

                  (ix) Applicable training for PCPs and providers including the identification of the Contractor's contact persons.

      G.    Self-Referral/Direct Access

            The Contractor agrees to comply with the Program Standards regarding Differently Accessed Services that are set forth in the RFP.

            The Contractor must authorize additional OB/GYN services beyond the first prenatal care visit, at the member's request, and without requiring a separate visit to a PCP. These additional OB/GYN services apply only to the delivery of pre-natal care related services.

            There are some services which can be accessed without a referral from the PCP. Vision, dental care, obstetrical and gynecological (OB/GYN) services and chiropractor services may be self-referred, providing the member obtains the services from providers enrolled in their PH-MCO's provider network.

            Under Act 68, 40 P.S. Section 991.2111(7), members are to be provided direct access to OB/GYN services. The Contractor must have a system in place that does not erect barriers to care for pregnant women and does not involve a time-consuming authorization process or unnecessary travel for this vulnerable population.

            The referral authorization process shall not apply to the delivery of family planning services that may be self-referred. The right of the member to choose a provider for family planning services shall not be restricted. Members may access at a minimum, health education and counseling necessary to make an informed choice about contraceptive methods, pregnancy testing and counseling, basic contraceptive supplies such as oral birth control pills, diaphragms, foams, creams, jellies, condoms (male and female), Norplant, injectibles, intrauterine devices, and other family planning procedures as described in Exhibit F of this Agreement, Family Planning Services Procedures, and the contractor must pay for the services out-of-plan.

            Members must be permitted to select a healthcare provider, including nurse midwifes participating in the PH-MCO, to obtain maternity and gynecological care without prior approval from a PCP. This includes selecting a healthcare provider to provide medically necessary follow-up care, an annual well-woman gynecological visit, primary and preventive gynecology care, including a PAP Smear and referrals for diagnostic testing related to maternity and gynecological care.

            In situations where a new (and pregnant) enrollee is already receiving care from an out-of-network OB/GYN Specialist at the time of enrollment, the member may continue to receive services from that specialist throughout the pregnancy and postpartum care related to the delivery.

            Procedures related to family planning services are outlined in Exhibit F, Family Planning Services Procedures.

      H.    Organ Transplants

            The Contractor is responsible to pay for transplants to the extent that the MA FFS Program pays for such transplants. When medically necessary, the following transplants will be the responsibility of the PH-MCO: Kidney (cadaver and living related donor), kidney/pancreas, cornea, heart, heart/lung, single lung, double lung, liver (cadaver and living related donor), liver/pancreas, small bowel, pancreas/small bowel, bone marrow, stem cell, pancreas, liver, small bowel bowel transplants, and multivisceral transplants.

      I.    Coordination with Out-of-Plan Services

            The Contractor agrees to comply with the Program Standards regarding Coordination with Out-of-Plan Services which are set forth in the RFP, including those pertaining to Behavioral Health.

            (1) The Contractor agrees, and the Department will use its best efforts to require HC-SE Behavioral Health Managed Care Organizations (BH-MCOs) to agree, to submit to a binding independent arbitration process in the event of a dispute between Contractor and any such BH-MCOs concerning their respective obligations pursuant to this Agreement and a Behavioral HC-SE Contract. The mutual agreement of the Contractor and a BH-MCO to such an arbitration process must be evidenced by and included in the written agreement between the Contractor and the BH-MCO.

            (2) All pharmacy services are the payment responsibility of the member's PH-MCO. The only exception is that the BH-MCO is responsible for the payment of methadone and Levomethadyl Acetate Hydrochloride. All prescribed medications are to be dispensed through the Contractor's network pharmacies. This includes drugs prescribed by both the PH-MCO and the BH-MCO providers. The Department will issue a list of BH-MCO providers to the Contractor prior to the start of the Agreement Year. Should the Contractor receive a request to dispense medication from a behavioral health provider not listed on the BH-MCO's provider file, the Contractor should work through the appropriate BH-MCO to get the provider identified. The Contractor is prohibited from denying prescribed medications solely in cases where the BH-MCO provider is not clearly identified on the BH-MCO provider file.

            (3) The Department will continue to offer out-of-plan benefits which will be reimbursed on a FFS basis or through the BH-MCO. Community service providers will continue to offer out-of-plan services established through other delivery systems that are not the responsibility of the MA Program or the Contractor. In these instances, the Contractor is responsible to coordinate the comprehensive in-plan package of services with services provided out-of-plan by providers.

            (4) The Contractor must enter into written agreements with all school districts, Childhood Lead Poisoning Prevention Projects (CLPPPs), County Children and Youth Agencies and Juvenile Probation offices, and the BH-MCOs. The Department strongly encourages the PH-MCO to make a good faith effort to enter into written agreements with other public, governmental, county and community-based service providers.

                  Should the Contractor be unable to enter into written agreements with any or all of the entities required under this Agreement, the Contractor must submit written justification to the Department. Justification must include all steps taken by the Contractor to attempt to secure these written agreements, or must demonstrate an existing ongoing and cooperative relationship with the outside agency. The Department will then determine whether or not the Contractor will be granted a waiver to section 7.1.I. (4).

      J.    Provider Networks

            The Contractor agrees to comply with the Program Standards regarding Provider Networks that are set forth in the RFP.

            The Contractor must maintain an adequate provider network, approved by the Department, to serve all of the eligible HealthChoices populations in geographically accessible locations within the service area for the HealthChoices populations to be served. This provider network must be in place prior to October 1, 1996. The Contractor must ensure that its provider network is adequate to provide its MA enrollees with access to quality patient care through participating professionals, in a timely manner, and without undue travel time or distances, as more specifically outlined in the RFP.

            The Contractor is prohibited from using or reimbursing providers for any item or service if the provider has been excluded from participation under Titles V, XVIII, or XIX of the Social Security Act.

            The PH-MCO must ensure that all laboratory testing sites providing services have either a Clinical Laboratory Improvement Amendment
            (CLIA) certificate of waiver or a certificate of registration along with a CLIA identification number in accordance with CLIA 1998. Those laboratories with certificates of waiver will provide only the eight (8) types of tests permitted under the terms of their waiver. Laboratories with certificates of registration may perform a full range of laboratory tests. The PCP must provide all required demographics to the laboratory when submitting a specimen for analysis.

      K.    Service Accessibility Standards

            The Contractor agrees to comply with the Program Standards regarding Service Accessibility Standards that are set forth in the RFP.

      L.    Provider Enrollment

            The Contractor agrees to comply with the Program Standards regarding Provider Enrollment Standards that are set forth in the RFP.

            The Contractor must enroll a sufficient number of providers qualified to conduct the specialty evaluations necessary in conducting alleged physical and/or sexual abuse investigations.

            The Department strongly encourages the use of providers currently contracting with the County Children and Youth Agencies who have experience with the foster care population and who have been providing services to children and youth MA consumers for many years.

      M.    Provider Agreements

            The Contractor will be required to have written provider agreements with a sufficient number of providers to ensure member access to all medically necessary services covered by the HC-SE Program.

            The Contractor's provider agreements must include the following provisions:

            (1) The Contractor shall not exclude or terminate a provider from participation in the Contractor's provider network due to the fact that the provider has a practice that includes a substantial number of patients with expensive medical conditions.

            (2) The Contractor shall not exclude a provider from the Contractor's provider network because the provider advocated on behalf of a member in a utilization management appeal or another dispute with the Contractor over appropriate medical care.

            (3) Provider agreements will carry notification of the prohibition and sanctions for submission of false claims and statements.

            (4) The definition of Medically Necessary as outlined in Section 2 of this Agreement.

            (5) The Contractor cannot prohibit or restrict a health care professional from advising a member of their health care status, care or treatment, regardless of their benefit coverage, if it is within the scope of their practice.

            (6) A clause which specifies that the agreement will not be construed as requiring the Contractor to provide, reimburse for, or provide coverage of, a counseling or referral service if the provider objects to the provision of such services on moral or religious grounds.

            (7) A requirement securing cooperation with the QM/UMP standards outlined in Exhibit G.

            (8) A requirement for cooperation for the submission of all encounter data for all services provided within the timeframes required in Section 17.6 of this Agreement no matter whether reimbursement for these services is made by the Contractor either directly or indirectly through capitation.

            (9) A continuation of benefits provision which states that the provider agrees that in the event of the Contractor's insolvency or other cessation of operations, the provider will continue to provide benefits to the Contractor's members through the period for which the premium has been paid, including members in an inpatient setting.

            The Contractor must make all necessary revisions to its provider agreements to be in compliance with the requirements set forth in
            Section 7.1.M. of this Agreement. Revisions may be completed as provider agreements become due for renewal provided that all provider agreements are amended within one (1) year of execution of this Agreement with the exception of the encounter data requirements which must be amended immediately, if necessary, to ensure that all providers are submitting encounter data to the Contractor within the timeframes specified in Section 17.6 of this Agreement.

      N.    Provider Services

            The Contractor agrees to comply with the Program Standards regarding Provider Services that are set forth in the RFP.

            The Contractor must have written plans which outline plans to educate and train providers. This training plan may be done in conjunction with the Special Needs Unit training requirements and shall include special needs consumers, advocates and family members in developing the design and implementation of the training plan.

            The Contractor must submit plans for measuring training outcomes including the tracking of training schedules and provider attendance.

            (1) At a minimum, the provider training must be conducted for PCPs and include the following areas:

                  (a) EPSDT training (for any PCPs who serve members under age twenty-one (21);

                  (b) Identification and appropriate referral for mental health, drug and alcohol and substance abuse;

                  (c) Sensitivity training on diverse and special needs populations, such as persons who are deaf and hard of hearing;

                  (d)   Cultural competence;

                  (e)   Treating special needs populations;

                  (f) Administrative processes that include, but are not limited to: coordination of benefits, dual eligibles, and encounter reporting;

                  (g) Information on ADA and Section 504 of the Rehabilitation Act of 1973, as well as other applicable laws and other available related resources.

            (2) The Contractor shall also at a minimum, be required to train its dental providers in the following areas:

                  (a) Sensitivity training on diversity and special needs populations;

                  (b)   Cultural competence; and

                  (c)   Treating special needs populations.

                  The Contractor will be permitted to submit an alternate provider training and education plan should the Contractor wish to combine its activities with other PH-MCOs operating in the HC-SE zone or wish to develop and implement new and innovative methods for provider training and education. However, this alternative plan must have prior written approval by the Department. Should the Department approve an alternative plan, the Contractor must have the ability to track and report on the components included in the Contractor's alternative provider training and education plan.

      O.    Quality Management and Utilization Management Program

            The Contractor agrees to comply with the Program Standards regarding Quality Management and Utilization Management that are outlined in Exhibit G.

            The Contractor must provide to the Department its written procedures governing quality management and utilization management.

            The Department will recoup from the PH-MCO any and all payments made to any provider who does not meet the enrollment and credentialing criteria for participation or is used by the PH-MCO in a manner that is not consistent with the provider's licensure, where such failure is the result of negligence on the part of the Contractor. In addition, the PH-MCO must notify its PCPs and all subcontractors of the prohibitions and sanctions for the submission of false claims and statements.

            Any economic profiles used by the PH-MCOs to credential providers should be adjusted to adequately account for factors that influence cost and utilization independent of the provider's clinical management, including member age, member sex, provider case-mix and member severity. The PH-MCO must report any economic profile that it utilizes in its credentialing process and the methodology that it uses to adjust the profile to account for non-clinical management factors at the time and in the manner requested by the Department.

            In the event that a PH-MCO renders an adverse credentialing decision, the PH-MCO must provide the affected provider with a written notice of the decision. The notice should include a clear and complete explanation of the rationale and factual basis for the determination. The notice shall include any economic profiles used as a basis for the decision and explain the methodology for adjusting profiles for non-clinical management factors. All credentialing decisions made by the PH-MCO are final and may not be appealed to the Department.

            The PH-MCO must ensure access of the member to his/her medical record at no charge and upon request. The member's medical records are the property of the provider who generates the record.

      P.    Operational Data Reporting

            The Contractor agrees to comply with the Program Standards regarding Operational Data Reporting which are set forth in the RFP. The Department will exercise its best efforts to provide to Contractor thirty (30) days advance notice to comment on any new data reporting requirements with respect to the availability and collection of data.

            The Contractor must submit reports based on HEDIS 3.0 (or most current version) measures. The Contractor is not responsible for reporting on those HEDIS 3.0 measures related to behavioral health issues.

      Q.    Payments to and from the Contractor

            The Contractor agrees to comply with the Program Standards regarding Payments to and from the Contractor, which are set forth in the RFP.

      R.    PH-MCO Fiscal Standards

            The Contractor agrees to comply with the Program Standards regarding PH-MCO Fiscal Standards that are set forth in the RFP.

      S.    Contracts and Subcontracts

            The Contractor agrees to comply with the Program Standards regarding Contracts and Subcontracts which are set forth in the RFP.

      T.    Records Retention

            The Contractor agrees to comply with the Program Standards regarding Record Retention which are set forth in the RFP. Upon thirty (30) days notice from the Department, the Contractor must provide copies of all records to the Department at the Contractor's site, if requested, so long as the Department requests access to those records during the retention period prescribed by statute and regulation. This thirty (30) days notice will not apply to records requested by the state or federal government for purposes of fiscal audits or fraud and/or abuse.

      U.    Fraud and Abuse

            The Contractor agrees to comply with the Program Standards regarding Fraud and Abuse that are set forth in the RFP. The Contractor must submit to the Department reports and immediate notification in cases where the Contractor terminates a provider agreement or employee from employment due to fraud and abuse issues. In addition, the Contractor must submit to the Department quarterly and annual statistical reports which relate to its fraud and abuse detection and sanctioning activities, as well as an annual update in the aggregate.

            The Department reserves the right to impose sanctions in cases where there is suspected fraud or abuse by the Contractor, including its corporate officers and employees or its subcontractors including providers and members which violate one or more of the terms of the RFP, contract, or the requirements of state or federal regulations.

            The Contractor agrees to ensure that all of the health care providers and others with whom it subcontracts agree to comply with the Program Standards regarding Fraud and Abuse.

      V.    Department Access and Availability

            The Contractor agrees to comply with the Program Standards regarding Department Access and Availability that are set forth in the RFP.

      W.    Physician Incentive Arrangements

            The Contractor must comply with 42 CFR 417.479(a), which states that no specific payment can be made directly or indirectly under a physician incentive plan to a physician or physician group as an inducement to reduce or limit medically necessary services furnished to an individual member.

            The Contractor must disclose to the Department the information on physician incentive plans listed in 42 CFR 417.479(h)(I) and 417.479(i) at the times indicated at 42 CFR 434.70(a)(3), in order to determine whether the incentive plan(s) meet the requirements of 42 CFR 417.479(d)-(g). To the extent required by HCFA, the Contractor must provide the capitation data required under paragraph
            (h) (I) (vi) for the previous calendar year to the Department by April 1 of each year. The Contractor will provide the information on its physician incentive plans listed in 42 CFR 417.479(h)(3) to any MA consumer, upon receipt of a written request

      X.    Pharmacy Requirements

            (1)   Pharmacy Benefit Manager (PBM)

                  The Contractor may use a PBM to process prescription claims only if the proposed PBM subcontract has received advance written approval by the Department. The Contractor will indicate the intent to use a PBM, identify the proposed PBM subcontract and the ownership of the proposed PBM subcontractor. If the PBM is owned wholly or in part by a retail pharmacy provider, chain drug store or pharmaceutical manufacturer, the Contractor will submit a written description of the assurances and procedures that will be put in place by the proposed PBM subcontract, such as an independent audit, to assure confidentiality of proprietary information. These assurances and procedures must be submitted and receive advance written approval by the Department prior to initiating the PBM subcontract.

            (2) The PH-MCO shall not provide coverage for Drug Efficacy Study Implementation (DESI) drugs under any circumstances. DESI drugs are those drug products that have been classified as less-than-effective by the Food and Drug Administration (FDA).

            (3) PH-MCOs must exclude coverage for any drug marketed by a drug company (or labeler) who does not participate in the FFS Medicaid Drug Rebate Program. The PBMs are not permitted to provide coverage for any drug product, brandname or generic, legend or nonlegend, sold or distributed by a company that did not sign an agreement with the federal government to provide rebates to the Medicaid agency.

            (4) The Department will allow the continued operation of pre-existing PBM subcontracts while the Department is reviewing such pre-existing contracts.

      Y.    AIDS Waiver Program

            The contractor must arrange for and provide services to persons with AIDS or symptomatic HIV the same as those provided under the Department's AIDS Waiver Program. Individuals enrolled in the Department's AIDS Waiver Program who would not otherwise be eligible for MA, are included in HealthChoices. The Contractor will be responsible for tracking these members in accordance with federal reporting requirements.

      Z.    Reporting

            To report Healthy Beginnings activity on or after January 1, 2000, the Contractor must submit the HMO Obstetrical Reporting Form, Exhibit H of this contract.

7.2   Special Needs Unit (SNU)

      A.    Establishment of Special Needs Unit

            (1) The Contractor must demonstrate that it has established a distinct Special Needs Unit. As set forth in the RFP, the Contractor will develop, train, and maintain a "special" dedicated unit within its organizational structure to deal with issues relating to MA members with special needs ("Special Needs Unit"). The purpose of the Special Needs Unit is to ensure that each member with special needs receives access to PCPs and specialists trained and skilled in the special needs of the member; information about the access to a specialist as appropriate; information about and access to all covered services appropriate to the member's condition or circumstance, including pharmaceuticals and durable medical equipment (DME); and access to needed community services. In addition, if the Contractor fulfills its obligation under this Agreement to provide case management services to members under the age of twenty-one (21) through the Special Needs Unit, the Contractor must assure that the Special Needs Unit assists individuals in gaining access to necessary medical, social, education, and other services in accordance with Medical Assistance Bulletin #1239-94-01.

            (2) The Contractor agrees to comply with the Department's requirements and determination of whether a member will be classified as having a special health need, which determination will be based on criteria set forth in Exhibit I.

            (3) The Contractor must assure that outpatient case management for services for members under age twenty-one (21) will not be provided through any individual employed by the Contractor or through a subcontractor of the Contractor if the individual's responsibilities include outpatient utilization review or otherwise include reviews of requests for authorization of outpatient benefits.

      B.    Special Needs Coordinator

            The Contractor will employ a full-time Special Needs Unit Coordinator whose qualifications must include, among other things, experience with special needs populations similar to those served by Medicaid. The Special Needs Unit Coordinator must be accountable to the Contractor's Medical Director and be responsible for the management and supervision of the Special Needs Unit and Special Needs Unit staff. The Contractor agrees to notify the Department within thirty (30) days of a change in the Special Needs Coordinator.

      C.    Responsibilities of Special Needs Staff

            (1) The Contractor agrees that the staff members which it employs within the Special Needs Unit will assist consumers in accessing services and benefits and will act as liaisons with various government offices, providers, public entities, and county entities which will include, but will not be limited to: County Office of Drug and Alcohol Programs; Office of Drug and Alcohol Programs; the Office of Children, Youth and Families; County Children and Youth Agencies; Office of Mental Retardation; County Mental Retardation Agencies; Intermediate Care Facility Providers; Office of Mental Health and Substance Abuse Services; County Mental Health Agencies; PA. Department of Health's Community Health Departments; County and Municipal Health Departments; Special Kids Network and Regional Offices; Childhood Lead Poisoning Prevention Projects; School Districts and Intermediate Units; School Based Health Centers; Juvenile Detention Centers; Juvenile Probation Offices; Criminal Justice; Area Agency on Aging (AAA); Community Service Organizations; Organizations providing services to individuals with HIV/AIDS; Public Health Entities; Consumer Advocacy Groups; WIC Agencies; Public Housing Authorities; Head Start Agencies; and Family Centers.

            (2) The staff members of this unit will work in close collaboration with the Special Needs Units operated by the Department and the IEAP Contractor.

            (3) In addition, the Contractor will demonstrate to the Department that its Special Needs Unit staff is qualified to perform the functions outlined in Exhibit I.

      D.    Contractor's Additional Obligations

            (1) The Contractor will work with State Health Department's State and District Office Epidemiologists in partnership with the designated county/municipal health department staffs to ensure that reportable conditions are appropriately reported in accordance with Department regulations, pursuant to Chapter 27, of the Disease Prevention and Control Law. The Contractor will designate a single contact person to facilitate the implementation of this requirement.

            (2) The Contractor will cooperate with the Department's independent external quality review organization.

      SECTION 8: FISCAL RELATIONSHIP

8.1   Payments For In-Plan Services

      The obligation of the Department to make payments will be limited to capitation payments, maternity care payments, and any other payments provided by this Agreement. The Contractor is not responsible for the payment of Environmental Lead Investigations.

      A.    Capitation Payments

            (1) The Contractor will receive capitated payments for in-plan services (as defined in the RFP) at the rates set forth in Exhibit B, which is attached hereto and made a part hereof.

            (2)   The Department will make a pre-paid Per-Member-Per-Month
                  (PMPM) capitation payment, referenced in 8.1A(1) above, for each member whose enrollment on the first day of the month is indicated on the Department's Client Information System (CIS) on the first day of the month. This date may be subject to change. The Department will give prior notice to the Contractor of a date change, if practical. If the Contractor is responsible to provide benefits to an enrolled consumer who does not appear on CIS on the first day of the month, the Department will initiate a capitation payment on the first day of the first subsequent month on which said enrollment appears on CIS.

            (3) The Department will make each monthly capitation payment by The fifteenth of the month. The Department will seek to make arrangements for payment by wire transfer or electronic funds transfer If such arrangements are not in place, payment will be made by U.S. Mail.

            (4) The Department will not make a capitation payment for a recipient month if it notifies the Contractor before the first of the month that the consumer's MA eligibility or PH-MCO enrollment ends prior to the first of the month. The capitation payments for members whose enrollment is effective any time after the first day of the month will be prorated. These payments will be initiated on the first day of the first subsequent month on which the enrollments appear on CIS, and payments will be made in accordance with Section 8.1A(3) above. (See the Department's Recipient Coverage Document Exhibit J of this Agreement.)

            (5) Exhibit B provides for rates for SSI consumers who have Medicare Part A benefits that are distinct from rates for SSI consumers who do not have Medicare Part A benefits. If the Department's TPL file is updated to indicate Medicare Part A coverage within four (4) months prior to the current month for a consumer at an SSI Without Medicare rate, the Department will adjust the payment to reflect the rating group appropriate to the consumer, provided the TPL file indicates Part A coverage as of the first day of coverage by the Contractor for this consumer during the program month for which payment was made. If the Department's TPL file is updated to adjust or delete indication of Medicare Part A coverage within four (4) months of a payment to the Contractor for a consumer at an SSI with Medicare or Healthy Horizons rate, the Department will adjust the payment to reflect the rating group appropriate to the consumer, provided the TPL file does not indicate Part A coverage as of the first day of coverage by the Contractor for this consumer during the program month for which payment was made. The Department will provide information to the Contractor on this type of payment adjustment on an electronic file. The Contractor will utilize this information to adjust its payments to providers and instruct its providers to bill Medicare.

      B.    HIV-AIDS Risk Pool

            The Department will withhold the portion of each capitation payment that is designated as a Risk Pool Allocation Amount on Exhibit B. Funds so withheld will be allocated to an HIV-AIDS Risk Pool and distributed to PH-MCOs in accordance with Exhibit K. The Department will issue in writing, to the Contractor, any new or additional drugs or therapies identified as treatment for HIV/AIDS after the execution of this Agreement in a timely manner.

      C.    Maternity Care Payments

            (1) For each birth or other second or third trimester pregnancy outcome other than elective abortion, the Department will make a one-time Maternity Care Payment to the PH-MCO who the mother is enrolled with on the date of birth or other pregnancy outcome; however, if the mother is admitted to a hospital and a change in the PH-MCO coverage occurs during the hospital admission, the PH-MCO responsible for the hospital stay at the time of birth or other pregnancy outcome will receive the Maternity Care Payment. The amount of the Maternity Care Payment is shown on Exhibit B. The payment is a global fee to cover all maternity expenses, including prenatal care, delivery fees and post-partum care for the mother and all services mandated by Act 85 of 1996 ("The Health Security Act").

            (2) The Contractor must invoice the Department to receive Maternity Care Payments, consistent with specifications determined by the Department. The Department will authorize payment to the Contractor within thirty (30) days of the receipt of an acceptable invoice.

      D.    Program Changes

            (1) Amendments, revisions, or additions to the State Plan or to state or federal regulations, laws, guidelines, or policies will, insofar as they affect the scope or nature of benefits available to eligible persons, amend the Contractor's obligations as specified herein and in the RFP, unless the Department notifies the Contractor otherwise. The Department will inform the Contractor of any changes, amendments, revisions, or additions to the State Plan or changes in the Department's regulations, guidelines, or policies in a timely manner.

            (2) The Department will provide a category of drug known as Protease Inhibitors through the FFS Program to HealthChoices consumers. The Department may elect to include these drugs in the HealthChoices Program effective with a subsequent agreement year and to adjust capitation rates as provided in this Agreement.

            (3) The Department will make a mid-year adjustment to the rates in an actuarially sound manner, if necessary, to reflect a material and demonstrated impact on the delivery of care caused by a program change set forth in Section 8.1D(1) above. If the Department makes an adjustment to the rates, as provided by this paragraph, the Department will provide information to the Contractor on the methodology used to determine the amount of the rate adjustment.

      E.    Financial Responsibility for Dual Eligibles

            (1) The Contractor must pay Medicare deductibles and coinsurance amounts relating to any Medicare-covered service for qualified Medicare beneficiaries in accordance with Section 4714 of the Balanced Budget Act of 1997.

                  If no contracted PH-MCO rate exists or if the provider of the service is an out-of-network provider, the Contractor must pay deductibles and coinsurance up to the applicable MA fee schedule for the service.

            (2) For Medicare services that are not covered by either MA or the PH-MCO, the contractor must pay cost-sharing to the extent that the payment made under Medicare for the service and the payment made by the PH-MCO do not exceed 80% of the Medicare-approved amount.

            (3) The Contractor and its subcontractors and providers are prohibited from balance billing members for Medicare deductibles or coinsurance. The Contractor must ensure that a member who is eligible for both Medicaid and Medicare benefits have the right to access a Medicare product or service from the Medicare provider of their choice. The Contractor is responsible to pay any Medicare coinsurance and deductible amount as described in Section 8.1E(1), (2) and (3) whether or not the Medicare provider is included in the Contractor's provider network and whether or not the Medicare provider has complied with the authorization requirements of the Contractor.

      F.    Audits

            The PH-MCO is responsible to provide annual audits as specified in Exhibit L.

8.2   Payments by the Contractor to Providers

      A.    Definitions

            (1) Claim - A bill from a provider of a medical service or product that is assigned a unique identifier (i.e. claim reference number). A claim does not include an encounter form for which no payment is made or only a nominal payment is made.

            (2) Clean Claim - A claim that can be processed without obtaining additional information from the provider of the service or from a Third party. A clean claim includes a claim with errors originating in the Contractor's claims system. Claims under investigation for fraud or abuse, or under review to determine if they are medically necessary are not clean claims.

            (3) Rejected Claim - A non-HealthChoices claim or a non-claim that has erroneously been assigned a unique identifier and is removed from the claims processing system prior to adjudication.

            (4) Adjudicated Claim - A claim that has been processed to payment or denial.

            (5) Denied Claim - An adjudicated claim that does not result in a payment obligation to a provider.

      B.    Timeliness Standards

            The Contractor shall make timely payments to its providers. In addition to any federal or state requirements or standards included in the Contractor's provider agreements or subcontracts, the Contractor will adjudicate provider claims consistent with the requirements below. These requirements apply collectively to claims processed by the Contractor and any subcontractor. Subcapitation payments are excluded from these standards.

            Adjudication timeliness standards follow for each of three (3) categories of claims:

            (1) Claims received from a hospital for inpatient admissions ("Inpatient")

                  (a) 90.0% of clean claims must be adjudicated within 30 days.
                  (b) 100.0% of clean claims must be adjudicated within 45 days.
                  (c)   100.0% of all claims must be adjudicated within 90 days.

            (2)   Drug claims

                  (a) 90.0% of clean claims must be adjudicated within 30 days.
                  (b) 100.0% of clean claims must be adjudicated within 45 days.

                  (c)   100.0% of all claims must be adjudicated within 90 days.


            (3)   All claims other than inpatient and drug:

                  (a) 90.0% of clean claims must be adjudicated within 30 days.
                  (b) 100.0% of clean claims must be adjudicated within 45 days.
                  (c)   100.0% of all claims must be adjudicated within 90 days.

            The adjudication timeliness standards do not apply to claims submitted by providers under investigation for fraud or abuse from the date of service to the date of adjudication of the claims. Providers can be under investigation by a governmental agency or the Contractor; however, if under investigation by the Contractor, the Department must have prior notification of the investigation.

            Every claim entered into the Contractor's computer information system that is not a rejected claim must be adjudicated. The Contractor must maintain an electronic file of rejected claims, inclusive of a reason or reason code for rejection.

            The amount of time required to adjudicate a paid claim is computed by comparing the date the claim was received with the date the check was created or the transmission date of an electronic payment. The amount of time required to adjudicate a denied claim is computed by comparing the date the claim was received with the date the denial notice was created or the transmission date of an electronic denial notice.

            Checks must be mailed not later than three (3) work days from the check date. The check date is the date printed on the check.

            If responsibility to receive claims is subcontracted, the date of initial receipt by the subcontractor determines the date of receipt applicable to these requirements.

            The Contractor must identify on every claim processed the date the claim was received. This date must be carried on claims records in the claims processing computer system. Each hard-copy claim received by the Contractor must be date stamped with the date of receipt no later than the first work day after the date of receipt.

      C.    Monthly Claims Processing Report

            The Contractor shall provide the Department with a monthly claims processing report using a report format specified by DPW. If more than one subcontractor processes claims for the Contractor or if the Contractor and a subcontractor process claims separately, the Contractor shall provide a separate report that includes information distinct to each entity that processes claims.

            The monthly report will include six (6) parts. Parts one through four will each provide summary information on all claims received during the month, and in each of the previous eleven months, except that information will not be reported on claims received prior to January 2000.

            Parts #1 and #3 of the monthly report provide information on clean claims. The PH-MCO should provide information on claims identified as clean as of the date the report is prepared. Counts of clean claims received in a particular month may change on subsequent monthly reports, as the PH-MCO identifies additional clean claims.

            Part #1. This will provide the following information on Clean Inpatient Claims:

                  -     Name of processing entity
                  - Report includes information/knowledge available through (Enter a Date)
                  -     Number received
                  -     Number paid within 30 days
                  -     Number denied within 30 days
                  -     Number paid in 31 - 45 days
                  -     Number denied in 31 - 45 days
                  -     Number paid in 46 - 90 days
                  -     Number denied in 46 - 90 days
                  -     Number paid more than 90 days after receipt
                  -     Number denied more than 90 days after receipt
                  -     Number in inventory not adjudicated

            Part #2. This will provide the following information on all Inpatient Claims:

                  -     Name of processing entity
                  - Report includes information/knowledge available through (Enter a Date)
                  -     Number received
                  -     Number paid within 30 days
                  -     Number denied within 30 days
                  -     Number paid in 31 - 45 days
                  -     Number denied in 31 - 45 days
                  -     Number paid in 46 - 90 days
                  -     Number denied in 46 - 90 days
                  -     Number paid more than 90 days after receipt
                  -     Number denied more than 90 days after receipt
                  -     Number in inventory not adjudicated

            Part #3. This will provide the following information on Clean Claims other than Inpatient and Drug:

                  -     Name of processing entity
                  - Report includes information/knowledge available through (Enter a Date)
                  -     Number received
                  -     Number paid within 30 days
                  -     Number denied within 30 days
                  -     Number paid 31 - 45 days
                  -     Number denied in 31 - 45 days
                  -     Number paid in 46 - 90 days
                  -     Number denied in 46 - 90 days
                  -     Number paid more than 90 days after receipt
                  -     Number denied more than 90 days after receipt
                  -     Number in inventory not adjudicated

            Part #4. This will provide the following information on all Claims other than Inpatient and Drug:

                  -     Name of processing entity
                  - Report includes information/knowledge available through (Enter a Date)
                  -     Number received
                  -     Number paid within 30 days
                  -     Number denied within 30 days
                  -     Number paid in 31 - 45 days
                  -     Number denied in 31 - 45 days
                  -     Number paid in 46- 90 days
                  -     Number denied in 46- 90 days
                  -     Number paid more than 90 days after receipt
                  -     Number denied more than 90 days after receipt
                  -     Number in inventory not adjudicated

            Part #5. This will provide the following summary information on Fee for Service Provider Payments made on each day of the month:

                  -     Name of processing entity
                  -     Amount paid
                  -     Number of checks mailed or electronic payments made
                  -     Date or dates checks created
                  - Number days elapsed from check creation to check mailing date

            Part #6. This will provide the following summary information on

            Subcapitation payments made on each day of the month:

                  -     Name of processing entity
                  -     Amount paid
                  -     Number of checks mailed or electronic payments made
                  - Statement provided by the plan that payments were made in accordance with subcontractor arrangement

            The report is due on the 5th calendar day of the second subsequent month.

      D.    Sanctions

            Failure to submit a claims processing report timely that is accurate and fully compliant with the reporting requirements will result in the following penalties: $150 per day for the first 10 calendar days from the-date that the report is due and $1,000 per day for each calendar day thereafter.

            The Department will utilize the monthly report that is due July 5, 2001, to determine claims processing penalties for January 2001. The Department will utilize the monthly report that is due August 5, 2001, to determine claims processing penalties for February 2001, etc.

            All claims received during the month for which a penalty is being computed, that remain unadjudicated at the time the sanction is being determined, will be counted as clean.

            If a Commonwealth audit, or an audit required or paid for by the Commonwealth, determines timeliness data that are different than data submitted by the PH-MCO, or if the PH-MCO has not submitted required claims processing data, the Department will use the audit results to determine the penalty amount.

            The penalties included in the charts below will apply separately to:

                  (1)   Inpatient Claims
                  (2)   Claims other than inpatient and drug.

            Penalties in the charts below will be reduced by one-third if the PH-MCO has 25,000-50,000 program recipients. Penalties in the charts below will be reduced by two-thirds if the PH-MCO has less than 25,000 program recipients.

                   --------------------------------------------
                   Percentage of Clean Claims           Penalty
                   Adjudicated in 30 Days
                   --------------------------------------------
                   80.0 - 89.9                          $2,000
                   --------------------------------------------
                   70.0 - 79.9                         $10,000
                   --------------------------------------------
                   60.0 - 69.9                         $30,000
                   --------------------------------------------
                   50.0 - 59.9                         $50,000
                   --------------------------------------------
                   40.0 - 49.9                         $70,000
                   --------------------------------------------
                   30.0 - 39.9                         $90,000
                   --------------------------------------------
                   Less than 30.0                     $100,000
                   --------------------------------------------

                   Percentage of Clean Claims           Penalty
                   Adjudicated in 45 Days
                   --------------------------------------------
                   90.0 - 99.9                          $2,000
                   --------------------------------------------
                   80.0 - 89.9                         $10,000
                   --------------------------------------------
                   70.0 - 79.9                         $30,000
                   --------------------------------------------
                   60.0 - 69.9                         $50,000
                   --------------------------------------------
                   50.0 - 59.9                         $70,000
                   --------------------------------------------
                   40.0 - 49.9                         $90,000
                   --------------------------------------------
                   Less than 40.0                     $100,000
                   --------------------------------------------

                   --------------------------------------------
                   Percentage of All Claims             Penalty
                   Adjudicated in 90 Days
                   --------------------------------------------
                   90.0 - 99.9                          $2,000
                   --------------------------------------------
                   80.0 - 89.9                         $10,000
                   --------------------------------------------
                   70.0 - 79.9                         $30,000
                   --------------------------------------------
                   60.0 - 69.9                         $50,000
                   --------------------------------------------
                   50.0 - 59.9                         $70,000
                   --------------------------------------------
                   40.0 - 49.9                         $90,000
                   --------------------------------------------
                   Less than 40.0                     $100,000
                   --------------------------------------------

8.3   Member Cost Sharing and Third Party Liability

      A.    General

            The Contractor will comply with the procedures implemented by the Department with regard to Member Cost Sharing and Third Party Liability as set forth in Section II.P of the RFP. The Contractor will also comply with the following revisions to current Third Party Liability language in the RFP.

      B.    Third Party Liability (TPL)

            Under Section 1902(a)(25) of the Social Security Act, the Department is required to take all reasonable measures to identify legally liable third


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            parties and treat verified TPL as a resource of the MA consumer. The
            Department's TPL Section is responsible to ensure that the Commonwealth is the payor of last resort when third party resources are available to cover the costs of medical services provided to MA consumers. When the Department becomes aware of these resources prior to paying for medical services, it will generally avoid payment by rejecting a provider's claim and directing the provider to bill the appropriate insurance carrier. When the Department becomes aware of payments made on behalf of consumers who have valid third party resources, the Department will pursue post-payment recovery from liable parties. Under this Agreement, the responsibilities of The Department will be allocated between the parties.

            (1)   Cost Avoidance Activities

                  (a) The Contractor will have primary responsibility for cost avoidance through the Coordination Of Benefits (COB) relative to federal and private health insurance-type resources including, but not limited to, Medicare, private health insurance, Employees Retirement Income Security Act of 1974 (ERISA) plans, and workers compensation. The Contractor will attempt to avoid initial payment of claims, whenever possible, where federal or private health insurance-type resources are available. All cost-avoided funds must be reported to the Commonwealth via encounter data submissions and financial report 8 A-D. The use of the COB flag, Medicare fields, and the Other Insurance Paid (OIP) field will indicate that TPL has been pursued and the amount which has been cost-avoided. The Contractor will not be held responsible for any TPL errors in the Department's EVS or the Department's TPL file.

                  (b) The Contractor agrees to pay, and to require that its subcontractors pay, all clean claims for prenatal or preventive pediatric care (including EPSDT services to children), and services to children having medical coverage under a Title IV-D child support order to the extent the Contractor is notified by the Department of such support orders or to the extent the Contractor becomes aware of such orders, and then seek reimbursement from liable third parties. The Contractor recognizes that cost avoidance of these claims is prohibited with the exception of hospital delivery claims which may be cost-avoided.

                  (c) The Contractor may not deny or delay approval of otherwise covered treatment or services based upon third party liability considerations. The Contractor may neither unreasonably


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

                        delay payment nor deny payment of claims unless the probable existence of third party liability is established at the time the claim is filed.

            (2)   Post-Payment Recoveries

                  (a) Post-payment recoveries are categorized by (a) health-related insurance resources and (b) other resources. Health-related insurance coverage are ERISA health benefit plans, Blue Cross/Blue Shield subscriber contracts, Medicare, private health insurance, workers compensation, and health insurance contracts. The term "other resources" means all other resources and includes, but are not limited to, recoveries from personal injury claims, liability insurance, first-party automobile medical insurance, accident-indemnity insurance, and the assigned claims plan.

                  (b) The Department's TPL Section retains the sole and exclusive right to pursue, collect, and retain all "other resources" as defined in paragraph B(2)(a) above. Any correspondence or inquiry forwarded to the Contractor (by an attorney, provider of service, insurance carrier, etc.) relating to a personal injury accident or trauma-related medical service, or which in any way indicates that there is, or may be, legal involvement regarding the consumer and the services which were provided, must be immediately forwarded to the Department's TPL Section. Those funds recovered by the Commonwealth under the scope of these "other resources" will be retained by the Commonwealth.

                        Due to potential time constraints involving cases subject to litigation, the Department must ensure that it identifies these cases and establishes its claim before a settlement has been negotiated. Should the Department fail to identify and establish a claim prior to settlement due to the Contractor's untimely submission of notice of legal involvement where the Contractor has received such notice, the amount of the Department's actual loss of recovery will be assessed against the Contractor. The Department's actual loss of recovery will not include The attorney's fees or other costs which would not have been retained by the Department.

                  (c) The Contractor has the sole and exclusive right to pursue, collect and retain all health-related insurance resources for a period of nine (9) months from the date of service or six (6) months after the date of payment, whichever is later. The


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

                        Department's TPL Section may pursue, collect, and retain recoveries of all health-related insurance cases which are outstanding after the earlier of nine (9) months from the date of service or six (6) months after the date of payment. However, in those cases subject to this paragraph where payment is being pursued by the Contractor but, for whatever reason, has not been collected by the earlier of nine (9) months from the date of service or six (6) months after the date of payment, the Contractor will notify the Department if action to recover has been initiated by the Contractor. In such cases, the Contractor will retain exclusive responsibility for the cases while they are being actively pursued.

                        Should the Department lose recovery rights to any claim due to late or untimely filing of a claim with the liable third party, and the untimeliness in billing that specific claim is directly related to untimely submission of encounter data or additional records under special request, the amount of the unrecoverable claim will be assessed against the Contractor.

                  (d) As part of its authority under paragraph (c), the Contractor is responsible for pursuing, collecting, and retaining recoveries of health-related insurance resources where the liable party has improperly denied payment based upon either lack of a medically necessary determination or lack of coverage. The Contractor is encouraged to develop and implement cost-effective procedures to identify and pursue cases which are susceptible to collection through either legal action or traditional subrogation and collection procedures.

      C.    Requests for Additional Data

            The Contractor must provide, at the Department's request, such information not included in the encounter data submissions that may be necessary for the administration of TPL activity. The Contractor will use its best efforts to provide this information within fifteen
            (15) calendar days of the Department's request at no expense to the Department. Such information may include, but is not limited to, individual medical records for the express purpose of determining TPL for the services rendered. Confidentiality of the information will be maintained as required by federal and state regulations.

      D.    Third Party Resource Identification

            Third party resources identified by the Contractor, which do not appear on the Department's TPL database, must be supplied to the Department's TPL Section by the Contractor on a monthly basis. The method of reporting will


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

            be electronic submission or hardcopy document, whichever is deemed most convenient and efficient by the Contractor for its individual use. For electronic submissions the Contractor must follow the required report format, data elements, and tape specifications supplied by the Department. For hardcopy submissions, the Contractor must use an exact replica of the TPL resource referral form supplied by the Department. As the office responsible for the maintenance and quality assurance of the records stored on the TPL database, the Department's TPL Section will use these submissions for subsequent updates to the system.

      E.    Accessibility to TPL Data

            The Department will provide the Contractor will accessibility to data maintained on the TPL file.

      F.    Estate Recovery

            The Estate Recovery Program (Act 49) requires the Department to recover MA costs paid on behalf of certain deceased individuals. Individuals age fifty-five (55) and older who were receiving MA benefits for any of the following services are affected:

            (1)   Public or private nursing facility services;

            (2)   Residential care at home or in a community setting; or

            (3) Any hospital care and prescription drug services provided while receiving nursing facility services or residential care at home or in a community setting.

            The applicable MA costs are recovered from the assets of the individual's probate estate. The Department's TPL Program is solely responsible for administering the Estate Recovery Program.

8.4   Risk Moderation

      A.    Reinsurance

            (1) The Contractor must have a risk protection arrangement during the term of this Agreement. This risk protection arrangement must include reinsurance that covers, at a minimum, 80% of Inpatient costs incurred by one (1) member in one (1) year in excess of $150,000. The Department may alter or waive the reinsurance requirement if the Contractor proposes an alternative risk protection arrangement that the Department determines is acceptable.


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

            The Contractor may not change or discontinue the reinsurance arrangement without prior approval from the Department, which approval will not be unreasonably withheld. The Contractor must notify the Department forty-five (45) days prior to any change in the reinsurance arrangement. The Department reserves the right to review such risk protection arrangements and require changes based on the Department's reasonable assessment of the Contractor's overall financial condition.

            The Department may require the Contractor to comply with a lower reinsurance threshold requirement of $15,000 if any of the following criteria is met:

            (a) The Contractor has been operational (providing medical benefits to any type of consumer) for less than three (3) years; or,

            (b) The Contractor's SAP basis equity is less than five percent (5%) of MA premiums earned during the most recent calendar year for which the due date has passed for submission of the unaudited annual reports filed by the Contractor with the Department of Insurance; or,

            (c) The Contractor did not earn cumulative net surplus over the previous three (3) years.

      (2)   Equity Requirements and Insolvency Protection

            The Contractor shall meet, during the term of the Agreement, the equity requirements set forth below. The Contractor will comply with all financial requirements included in this Agreement, and the RFP in addition to those of the Pennsylvania Departments of Health and Insurance. The Department reserves the right to review such equity and financial requirements and require changes based on the Department's reasonable assessment of the Contractor's overall financial condition.

            Each Contractor shall maintain SAP-basis equity equal to the highest of the amounts determined by the following "Three (3) Part Test":

                  o     $1.5 million.

                  o     4.2% of MA premiums earned during the most recent four
                        (4) calendar quarters.


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

                  o 4.2% of MA premiums earned during the current quarter multiplied by three (3).

            For the purpose of this requirement, equity amounts, as of the last day of each calendar quarter shall be determined in accordance with statutory accounting principles as specified or accepted by the Department of Insurance (DOI). The Department shall accept DOI determinations of equity amounts, and in the absence of such determination, shall rely on required financial statements filed by the Contractor with DOI to determine equity amounts.

            Not later than March 15, May 15, August 15, and November 15 of each contract year, the Contractor shall provide the Department with reports as specified by the Department.

            If the Contractor fails to comply with the requirements of this Section, the Department may take any or all of the following actions:

                  o     Discuss fiscal plans with the Contractor's management.

                  o Require the Contractor to submit and implement a corrective action plan.

                  o Suspend some or all enrollment of MA consumers into the Contractor's plan.

                  o Terminate the contract effective the last day of the calendar month after the Department notifies the Contractor of termination.

            MA premiums are defined as all revenue received from the Commonwealth for any and all Managed Care Medical Assistance contracts.

      (3)   Secondary Liability

            The Contractor must submit an acceptable plan to provide for payment to providers by a secondary liable party after a default in payment to providers resulting from bankruptcy or insolvency. The secondary liability must insure payment for all services performed by providers through the last day for which the Department paid a capitation premium to the Contractor. The requirements may be met by submission of one or more of the following arrangements:

            (a)   Insolvency insurance.


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

            (b) An irrevocable, unconditional, and automatically renewable letter of credit for the benefit of the Department which is in place for the entire term of this Agreement.

            (c) A guarantee from an entity acceptable to the Department, with sufficient financial strength and creditworthiness to assume the payment obligations of the Contractor in the event of a default in payment resulting from bankruptcy or insolvency.

            (d) Other arrangements satisfactory to the Department, that are sufficient to insure payment to providers in the event of a default in payment resulting from bankruptcy or insolvency.

            The Department must approve all arrangements for secondary liability. Such approval will include approval of the financial strength of the secondary liable parties and approval of all legal forms for secondary liability.

      B.    Surety Bonds

            Should HCFA issue any requirements regarding surety bonds pursuant to Section 1861 (o)(7) of the Balanced Budget Act, the Contractor will be required to comply on the effective date determined by HCFA.

8.5   Restitution

      The Contractor will make full and prompt restitution to the Department, as directed by the Department, for any payments received in excess of amounts due to the Contractor under this Agreement whether such overpayment is discovered by the Contractor or by the Department.

8.6   Payments to FQHCs and Rural Health Centers (RHCs)

      The Contractor agrees to negotiate and pay rates to FQHCs and RHCs comparable to other providers who provide comparable services in the Contractor's provider network.

8.7 Payments to Out-of-Network Providers that are Located Outside the Commonwealth of Pennsylvania

      The Contractor may pay an out-of-network provider located outside the Commonwealth of Pennsylvania, the Pennsylvania MA FFS reimbursement amount for the applicable service rendered.


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      SECTION 9: DURATION OF AGREEMENT AND RENEWAL

9.1   Initial Term

      This Agreement shall be effective upon execution by the parties. This Agreement shall have an initial term of three (3) years commencing on January 1, 1997 (the "Initial Term"), unless sooner terminated in accordance with Section 10 hereof; provided that no court order, administrative decision, or action by any other instrumentality of the United States Government or the Commonwealth of Pennsylvania is outstanding which prevents implementation of the Agreement.

9.2   Renewal

      The Department shall have the option to renew the Agreement for two (2) additional one (1) year periods after the expiration of the Initial Term. The Department shall give written notice to the Contractor one hundred twenty (120) days prior to the expiration of the Initial Term or any renewal term as to whether it wishes to renew the Agreement.

      A. If the Department exercises its option to renew this Agreement, rate negotiations will commence promptly after notice of the same.

      SECTION 10: TERMINATION AND DEFAULT

10.1  Termination by the Department

      This Agreement may be terminated by the Department upon the happening of any of the following events and upon compliance with the notice provisions set forth below:

      A.    Termination for Convenience Upon Notice

            The Department may terminate this Agreement at any time for convenience upon giving one hundred twenty (120) days prior written notice to the Contractor. The effective date of the termination will be the last day of the month in which the 120th day falls.

      B.    Termination for Cause

            The Department may terminate this Agreement for cause upon forty-five (45) days written notice, which notice shall set forth the grounds for termination. "Cause" shall mean the following for the purposes of this Agreement:

            (1) The Contractor defaults in the performance of any material duties or obligations hereunder or is in material breach of any provision of this


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                  Agreement; or

            (2) The Contractor commits an act of theft or fraud against the Department, any state agency, or the Federal Government; or

            (3)   An adverse material change in circumstances as described in
                  Section 5.3 above.

      C.    Termination Due to Unavailability of Funds/Approvals

            The Department may terminate this Agreement immediately upon the happening of any of the following events:

            (1) Notification by the United States Department of Health and Human Services of the withdrawal of Federal Financial Participation in all or part of the cost hereof for covered services/contracts; or

            (2) Notification that there will be an unavailability of funds available for the HC-SE Program; or

            (3) Notification that the federal approvals necessary to operate the HC-SE Program will not be retained; or

            (4) Notification by the Pennsylvania Insurance Department or Health Department that the authority under which the Contractor operates is subject to suspension or revocation proceedings or sanctions, has been suspended, limited, or curtailed to any extent, or has been revoked, or has expired and will not be renewed.

10.2  Termination by the Contractor

      The Contractor may terminate this Agreement at any time upon giving one hundred twenty (120) days prior written notice to the Department. The effective date of the termination will be the last day of the month in which the 120th day falls.

10.3  Responsibilities of the Contractor Upon Termination or Expiration

      A.    Continuing Obligations

            Termination or expiration of this Agreement will not discharge the obligations of the Contractor with respect to services or items furnished prior to termination, including retention of records and verification of overpayments or underpayments. Termination will not discharge the Department's payment obligations to the Contractor or the Contractor's payment obligations to its subcontractors.


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

      B.    Notice to Members

            In the event that this Agreement is terminated pursuant to Sections
            10.1 or 10.2 above, or expires without a new contract in place, the Contractor will notify all members of such termination or such expiration at least forty-five (45) days in advance of the effective date of termination, if practical. The Contractor will be responsible for coordinating the continuation of care for members who are undergoing treatment for an acute condition.

      C.    Transition at Termination and/or Expiration of the Agreement

            A transition period shall begin prior to the last day the Contractor awarded this Agreement is responsible for operating under this Agreement, if no new contract is in place. During the transition period, the Contractor shall work cooperatively with any subsequent contractor and the Department. Both the program information and the working relationship between the two contractors shall be defined by the Department. The length of the transition period shall be no less than three (3) months and no more than six (6) months in duration.

            All reasonable costs relating to the transfer of materials and responsibilities will be paid by the Contractor as a normal part of doing business with the Department.

            The Contractor shall be responsible for the provision of necessary information to the new contractor and/or the Department during the transition period to ensure a smooth transition of responsibility. The Department shall define the information required during this period and timeframes for submission.

      SECTION 11: RECORDS

11.1  Financial Records Retention

      A. The Contractor will maintain and will cause its subcontractors to maintain all books, records, and other evidence pertaining to revenues, expenditures, and other financial activity pursuant to this Agreement in accordance with the standards and procedures specified in Section II.S. of the RFP.

      B. The Contractor agrees further to submit to the Department or to the Secretary of Health and Human Services or their designees, within thirty-five (35) days of request, information related to the Contractor's business transactions which are related to the provision of services for the HC-SE Program pursuant to this Agreement which will include full and complete information regarding:


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            (1)   The Contractor's ownership of any subcontractor with whom the
                  Contractor has had business transactions totaling more than $25,000 during the 12-month period ending on the date of the request; and

            (2) Any significant business transactions between the Contractor and any wholly-owned supplier or between the Contractor and any subcontractor during the five-year period ending on the date of the request.

      C.    The Contractor agrees to include the requirements set forth at
            Section 11.1.A. and B. in all contracts and agreements it enters with subcontractors under the HC-SE Program, and to ensure that all persons and/or entities with whom it so contracts agree to comply with said provisions.

11.2  Operational Data Reports

      The Contractor will maintain and shall cause its subcontractors to maintain all source records for data reports in accordance with the procedures specified in Section II.S. of the RFP.

11.3  Medical Records Retention

      The Contractor will maintain and will cause its subcontractors to maintain all medical records in accordance with the procedures outlined in Section II.S. of the RFP.

11.4  Review of Records

      A. The Contractor will make all records relating to the HC-SE Program, including but not limited to, the records referenced in this Section, available for audit, review, or evaluation by the Department, its designated representatives or federal agencies. Such records will be made available on site at the Contractor's chosen location, subject to the Department's approval, during normal business hours or through the mail. The Department will, to the extent required by law, maintain as confidential any confidential information provided by the Contractor.

      B. In the event that the Department, its designated representatives, or federal agencies request access to records after the expiration or termination of this Agreement or at such time that the records no longer are required by the terms of this Agreement to be maintained at the Contractor's location, the Contractor, at its own expense, shall send copies of the requested records to the requesting entity within thirty (30) days of such request.


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

      SECTION 12: SUBCONTRACTUAL RELATIONSHIPS

12.1  Ability to Subcontract

      In fulfilling its obligations hereunder, the Contractor will have the right to utilize the services of persons or entities by means of subcontractual relationships. The Contractor acknowledges and agrees that the execution of subcontracts will not diminish or alter the Contractor's responsibilities under this Agreement.

12.2  Compliance with Program Standards

      As part of its contracting or subcontracting, with the exception of Provider agreements which are outlined in Section 7.1.M., the Contractor agrees that it will strictly comply with the procedures set forth in
      Section II.R of the RFP (including Appendices U-W of the RFP).

      The written information that must be provided to the Department prior to the awarding of any contract or subcontract must provide disclosure of ownership interests of five percent (5%) or more in any entity or subcontractor.

      All contracts and subcontracts must be in writing and must contain all items set forth in the RFP.

      The Contractor will require its subcontractors to provide written notification of a denial, partial approval, reduction, or termination of service or coverage, or a change in the level of care, using the standard form notice outlined in Exhibit E. In addition, all contracts or subcontracts that provide medical services to the Contractor's members must include the following provisions:

      (1) A requirement for cooperation for the submission of all encounter data for all services provided within the timeframes required in
            Section 17.6 of this Agreement no matter whether reimbursement for these services is made by the Contractor either directly or indirectly through capitation.

      (2) Language which ensures compliance with all applicable federal and state laws.

      (3) Language which prohibits gag clauses which would limit the subcontractor from disclosure of medically necessary or appropriate health care information or alternative therapies to members, other health care professionals, or to the Department.

      (4) A requirement that ensures that the Department has ready access to any and all documents and records of transactions pertaining to the provision of services to MA consumers.


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      (5)   The definition of Medically Necessary as outlined in Section 2 of this Agreement.

      (6) The Contractor must ensure, if applicable, that its subcontracts adhere to the standards for network composition and adequacy.

      (7) Should the Contractor use a subcontracted utilization review entity, the Contractor must ensure its subcontractors process each request for benefits and inform the member of the decision within two (2) business days of receiving the request. If the member does not receive written notification of a decision on a request for a covered service or item within twenty-one (21) days of the date the Contractor received the request, the service or item is automatically approved. To satisfy the twenty-one (21) day time period, the Contractor must mail to the member, the member's PCP, and the prescribing provider a notice of partial approval or denial of the request on or before the eighteenth (18th) day from the date the request is received. If the notice is not mailed by the eighteenth (18th) day after the request is received, the request is automatically authorized (i.e., deemed approved). If additional information is needed to review the request, the Contractor must request such information from the appropriate provider within forty-eight hours of receiving the request for benefits. If the Contractor requests additional information, the request may be pended for a reasonable time period, not to exceed two (2) business days after the additional information is received, in accordance with guidelines established by the Department.

      (8) Should the Contractor subcontract with an entity to provide any information systems services, the subcontract must include provisions for a transition plan in the event that the Contractor terminates the subcontract or enters into a subcontract with a different entity. This transition plan must include information on how the data will be converted and made available to the new subcontractor. The data must include all historical claims and service data.

      The Contractor must make all necessary revisions to its contracts and subcontracts to be in compliance with the requirements set forth in
      Section 12.2 of this Agreement. Revisions may be completed as contracts and subcontracts become due for renewal provided that all contracts and subcontracts are amended within one (1) year of execution of this Agreement with the exception of the encounter data requirements, which must be amended immediately, if necessary, to ensure that all subcontractors are submitting encounter data to the Contractor within the timeframes specified in Section 17.6 of this Agreement.

12.3  Consistency with Policy Statements

      The Contractor agrees that its contracts with all providers will be consistent, as


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      may be applicable, with the policy statements governing HMO Contracting with Integrated Delivery Systems issued by the Pennsylvania Department of Health on April 6, 1996 and those issued by the Pennsylvania Department of Insurance on April 6, 1996. (26 Pa. Bulletin 1629, et seq. (04/06/96)).

12.4  Compliance with Rule on Physician Incentive Arrangements

      The Contractor agrees that its contracts with all providers will be in compliance with the Final Rule regarding Physician Incentive Arrangements which was issued by HCFA on March 27, 1996. (61 Fed. Reg. 13430 (03/27/96)), and as amended from time to time.

      SECTION 13: QUALITY MANAGEMENT AND UTILIZATION MANAGEMENT PROGRAM

13.1 The Contractor agrees to fully comply with the Department's and Quality Management and Utilization Management Program standards as set forth in Exhibit G.

13.2 The Contractor must provide to the Department its written policies and procedures governing quality management and utilization management.

13.3 The Contractor must have formal contracts or employment arrangements in place for physician reviewers. The Contractor is required to obtain the signature of a licensed physician on any letter denying or approving a service as medically necessary.

13.4 The Contractor will cooperate fully with any external evaluations and assessments of its performance under this Agreement authorized by the Department. Independent assessments will include, but not be limited to, any independent evaluation required or allowed by federal or state statute or regulations by the Department. The Contractor will also cooperate fully with all external medical audit reviews that assess the Contractor's quality of care.

13.5 The Contractor will not discriminate with respect to participation, reimbursement, or indemnification to any provider who is acting within the scope of the provider's license or certification under applicable state law solely on the basis of such license or certification. This will not be construed to prohibit the Contractor from including providers only to the extent necessary to meet the needs of the organization's enrollees or from establishing any measure designed to maintain quality and control costs consistent with the responsibilities of the organization.

13.6 In accordance with the Balanced Budget Reconciliation Act of 1997, Section 4707, the Contractor must verify, as part of its credentialing/recredentialing process, that each physician in its provider network have a Unique Physician Identifier Number (UPIN) assigned by the system established under Section 1173(b) of the Social


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      Security Act.

      SECTION 14: COMPLAINT, GRIEVANCE AND FAIR HEARING PROCESS

14.1  Member Complaint, Grievance and Fair Hearing Process

      A. The Contractor shall develop, implement, and maintain a complaint and grievance process that provides for settlement of members' complaints and grievances and a process for fair hearing requests as outlined in Exhibit M of this Agreement, Complaints, Grievances, and Fair Hearing Process. The Contractor must have written policies and procedures approved by the Department, for resolving member complaints and for processing grievances and fair hearing requests, that meet the requirements established by the Department and the provisions of the Insurance Company Law of 1921 amended by the Act of June 17, 1998 (P.L. 464, No. 68) (40 P.S. sections
            991.2101-991.2361) known as Act 68 and corresponding Act 68 regulations and 42 CFR 431.200 et seq. of the Federal Regulations. The Contractor must also comply with 55 Pa. Code Chapter 275 regarding DPW Fair Hearing Requests.

      B. The Contractor will cause each of its subcontractors to comply with the Member Complaint, Grievance, and Fair Hearing Process. This includes reporting requirements established by the Contractor and which has received advance written approval by the Department.

      C. The Contractor must provide to the Department its written procedures governing the Complaint, Grievance and Fair Hearing Process. The standard notices required and outlined in Exhibit M of this Agreement must be used in the Contractor's Complaint, Grievance and Fair Hearing Process and must be in accessible formats for individuals with vision impairments. In addition, the notices must be available for persons who do not speak English. For children in substitute care notices must be sent to the County Children and Youth Agency with legal custody of a child or to the court authorized juvenile probation office with primary supervision of a juvenile, provided the PH-MCO knows that the child is in substitute care and the address of the custodian of the child. The Contractor must abide by the final decision of the Departments of Health and Insurance where a member has sought an external appeal of a complaint. The Contractor must abide by the final decision of the Department of Health's assigned utilization review entity and the Department's Bureau of Hearings and Appeals.

      D. During all phases of the Contractor grievance process, the member has the right to request a fair hearing with the Department.


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

14.2  Clinical Sentinel

      The Contractor agrees to cooperate with the functions of the Department's Clinical Sentinel which is to address clinical and medical issues raised by MA consumers and should not include issues unrelated to the coverage of medical services under the HealthChoices Program.

14.3  Provider Dispute Resolution System

      The Contractor shall develop, implement, and maintain a Provider Dispute Resolution Process, which provides for informal settlement of Providers' disputes at the lowest level and a formal process for appeal. The resolution of all issues regarding the interpretation of Department approved provider PH-MCO contracts shall be handled between the two entities and shall not involve the Department. The Department's Bureau of Hearings and Appeals or its designee is not an appropriate forum for dispute decisions with PH-MCO.

      Prior to implementation, the PH-MCO shall submit to the Department, their policies and procedures relating to the resolution of Provider disputes/appeals for approval. Any changes made to the Provider disputes/appeals policies and procedures shall be submitted to the Department for approval prior to implementation of the changes.

      The PH-MCO's policies and procedures shall include at a minimum:

            o Informal and formal processes for settlement of Provider disputes;

            o Acceptance and usage of the Department's definition/delineation of disputes;

            o     Submission and resolution timeframes for disputes/appeals;

            o     Processes to ensure equitability for all Providers;

            o Mechanisms and time-frames for reporting Provider appeal decisions to PH-MCO administration, QM Provider Relations and the Department; and

            o Establishment of a PH-MCO Committee to process Provider formal disputes/appeals which shall include:

                        o At least one-fourth (1/4th) of the membership of the Committee shall be composed of providers/peers;

                        o Committee members who have the authority, training, and expertise to address and resolve Provider dispute/appeal issues;

                        o Access to data necessary to assist committee members in making decisions; and

                        o Documentation of meetings and decisions of the Committee.

      In addition to Provider Dispute Resolution System covering contractual issues between the provider and the managed care plan, Article XXI of the Insurance Company Law of 1921, as amended, 40 P.S. 991.2101 et seq. and the regulations promulgated by the Pennsylvania Insurance Department, 31 Pa. Code Chapters 154 and 301 afford Providers the opportunity to file Clean Claim disputes with the Insurance Department.

      SECTION 15: CONFIDENTIALITY

15.1 The Contractor will comply with all applicable federal and state laws regarding the confidentiality of medical records. The Contractor will also cause each of its subcontractors to comply with all applicable federal and state laws regarding the confidentiality of medical records. The Contractor will comply with Standard XVII of Exhibit G regarding maintaining confidentiality of data. The federal and state laws with regard to confidentiality of medical records included, but are not limited to: Mental Health Procedures Act, 50 P.S. 7101 et seq.; Confidentiality of HIV-Related Information Act, 35 P.S. 7601 et seq.; and the Pennsylvania Drug and Alcohol Abuse Contract Act, 71 P.S. 1690.101 et seq; 42 U.S.C. 1396a(a)(7); 62 P.S. 404(a); 55 Pa. Code 105.1 et seq.; and 42 C.F.R.
      431.300.

15.2 The Contractor will be liable for any state or federal fines, financial penalties, or damages levied upon the Department for a breach of confidentiality due to the negligent or intentional conduct of the Contractor in relation to the Contractor's systems, staff, or other area of responsibility.

15.3 The Contractor agrees to return all data and material obtained in connection with this Agreement and the implementation thereof, including confidential data and material, at the Department's request. No material can be used by the Contractor for any purpose after the expiration or termination of this Agreement. The Contractor also agrees to transfer all such information to a subsequent contractor at the direction of the Department.

15.4 The Contractor considers its financial reports and information, marketing plans, provider rates, trade secrets, information or materials relating to the Contractor's software, databases or technology, and information or materials licensed from, or otherwise subject to contractual nondisclosure rights of third parties, which would be harmful to the Contractor's competitive position to be confidential information. This information will not be disclosed by the Department to other parties except as required by law or except as may be determined by the Department to be related to the administration and operation of the HealthChoices Program.

15.5 The Contractor is entitled to receive all information relating to the health status of its members, in accordance with applicable confidentiality laws.

      SECTION 16: INDEMNIFICATION AND INSURANCE

16.1  Indemnification

      A.    The Contractor will indemnify and hold the Department and the


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

            Commonwealth of Pennsylvania, their respective employees, agents, and representatives free and harmless against any and all liabilities, losses, settlements, claims, demands, and expenses of any kind (including, but not limited to, attorneys' fees) which may result or arise out of any dispute of any kind by and between the Contractor and its subcontractors with members, agents, clients, or any defamation, malpractice, fraud, negligence, or intentional misconduct caused or alleged to have been caused by the Contractor or its agents, subcontractors, employees, or representatives in the performance or omission of any act or responsibility assumed by the Contractor pursuant to this Agreement.

      B. The Contractor will indemnify and hold harmless the Department and the Commonwealth of Pennsylvania from any audit disallowance imposed by the federal government resulting from the Contractor's failure to follow state or federal rules, regulations, or procedures unless prior authorization was given by the Department. The Department will provide timely notice of any disallowance to the Contractor and allow the Contractor an opportunity to participate in the disallowance appeal process and any subsequent judicial review to the extent permitted by law. Any payment required under this provision will be due from the Contractor upon notice from the Department. The indemnification provision hereunder will not extend to disallowances which result from a determination by the federal government that the terms of this Agreement are not in accordance with federal law. The obligations under this paragraph will survive any termination or cancellation of this Agreement.

16.2  Insurance

      The Contractor will maintain for itself, each of its employees, agents, and representatives, general liability and all other types of insurance in such amounts as reasonably required by the Department and all applicable laws. In addition, the Contractor will require that each of the health care professionals with which the Contractor contracts maintains professional malpractice and all other types of insurance in such amounts as required by all applicable laws. The Contractor will provide to the Department, upon the Department's request, certificates evidencing such insurance coverage.

      SECTION 17: REPORTS

17.1  General Obligations

      The Contractor will furnish the Department with such reports as may be requested by the Department in writing in the manner, form, and time periods specified by the Department. Where appropriate and for good cause shown, the Department may provide the Contractor a reasonable extension of time in which to comply with said reporting requirements. To the extent possible, the Department shall provide reasonable advance notice of such reports.

17.2  GA Data Reporting

      General Assistance (GA) data reporting will be in the format prescribed by the Department and must be submitted to the Department electronically each month. The GA file will include data on claims paid by the Contractor during the month for admissions to acute care hospitals and rehabilitation hospitals. The file must include all applicable payments made for services provided to state-only GA consumers, including services paid for by a subcontractor or via a subcapitation arrangement. If the Contractor pays for applicable services via a subcapitation arrangement, it must submit its plan for such arrangement to the Department sixty (60) calendar days before the due date of the file that will contain subcapitation data.

17.3  Financial Reporting Requirements

      The Contractor will furnish all financial reports in the time and manner prescribed by the Department. Financial reports will be submitted on the Financial Reporting Requirement Forms that will be issued to the Contractor by the Department. The end-of-year quarterly financial reports will be due to the Department by March 10 of the following year.

17.4  EPSDT Reports

      The Contractor must submit EPSDT reports in the time and manner prescribed by the Department. The Contractor will be responsible for maintaining appropriate systems and mechanisms to obtain all necessary data from its health care providers to ensure its ability to comply with the EPSDT reporting requirements. The failure of a health care provider to provide the Contractor with necessary EPSDT data will not excuse the Contractor's compliance with this requirement.

17.5  Federal Waiver Reporting Requirements

      As a condition of approval of the Waiver for the operation of HealthChoices in Pennsylvania, the Health Care Financing Administration has imposed specific reporting requirements related to the AIDS Home and Community Based waiver and special needs population, particularly related to special needs services provided to children. The Contractor will be required to provide the information necessary to meet these reporting requirements.

17.6  Encounter Data Reports

      The Contractor must submit a separate record, or "pseudo claim", each time a member has an encounter with a provider. The Contractor will be responsible for maintaining appropriate systems and mechanisms to obtain all necessary data


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

      from its health care providers to ensure its ability to comply with the encounter data reporting requirements. The failure of a health care provider to provide the Contractor with necessary encounter data will not excuse the Contractor's compliance with this requirement.

      Effective on a date to be determined by the Department, the Contractor must submit a separate subcapitation record for each advance payment made to a contractor responsible for all or part of a member's medical care. If the payment is a capitation payment, a separate record is required to report the amount paid on behalf of each member. Prior to the effective date of this requirement, the Contractor must provide a periodic report with summary information on subcapitation payments, consistent with the content, format and due date requirements specified by the Department.

      All providers operating within the Contractor's provider network who provide services to MA consumers must be enrolled in the Department's MA Program and possess an active Medical Assistance Identification (MAID) number. This identification number must be used when submitting required encounter data.

      A.    Data Format

            The PH-MCO must submit encounter and subcapitation data electronically over POSNet using file transfer protocol. The PH-MCO must conform to the requirements specified in the Requirements and Specifications Manual for Encounter Data. The Department may limit each PH-MCO to one (1) Initial file and one (1) Correction file per state business day.

      B.    Timing of Data Submittal

            Claims must be submitted by providers to the PH-MCO within 180 days after the date of service. It is acceptable for the PH-MCO to include a requirement for more prompt submissions of claims or encounter forms in provider subcontracts. Claims adjudicated by a third party vendor must be provided to the PH-MCO by the end of the month following the month of adjudication.

            Encounter records are due to the Department by 6:00 p.m. (ET) on the last day of the third month following the PH-MCO
            Payment/Adjudication month. For example, encounters with a PH-MCO Payment/Adjudication month of June 2001 are due to the Department by September 30, 2001.

            Correct subcapitation data must be submitted to the Department within thirty (30) days after the end of the month of the subcapitation payment data.

      C.    Data Completeness

            The Department expects to use Encounter and Subcapitation Data to monitor access to care, quality of care, set future capitation premium rates, and for other reasons. This will require complete and accurate data. The Department is anticipating receiving one hundred percent (100%) of actual member encounters.

      D.    MA Consumers Medical Information

            The PH-MCO must provide an MA consumer's medical records to the Department within fifteen (15) days of the Department's request.

      E.    Financial Penalties

            The PH-MCO is required to provide complete, accurate, and timely encounter data to the Department, and to maintain complete medical records. The Department may withhold capitation premiums as reimbursement for financial penalties assessed. Financial Penalties will be calculated monthly.

            Assessment of financial penalties is based on the identification of penalty occurrences. Encounter Data Penalty occurrences/ assessments of financial penalties are outlined in Exhibit N.

      F.    Data Validation

            The PH-MCO must agree to assist the Department in its validation of utilization data by making available medical records and a sample of its claims data. The validation may be completed by Department staff and independent, external review organizations.

      G.    Healthplan Employer Data Information Set (HEDIS)

            The Contractor must submit data to the Department by June 15th of the current year. The calendar year is the standard measurement year for HEDIS data. HEDIS measures are specified for one of three data collection methodologies: administrative, hybrid or survey. The administrative methodology requires that the Contractor identifies the denominator and numerator using transaction data or other administrative databases. The denominator includes all eligible members.

            The Contractor will report a rate based on all members who meet the criteria who are found through administrative data to have received the service identified in the numerator data. The hybrid methodology requires that the Contractor identify the denominator and the numerator through both administrative and medical record data. The denominator consists of a systematic sample of members drawn from the measure's eligible population.

            The Contractor will report a rate based on those members in the sample who are found through either administrative or medical record data to have received the service identified in the numerator. The Contractor may not report a measure using the hybrid method when the numerator is derived solely from administrative data. (See Medicaid HEDIS specifications in Exhibit O of this Agreement, HEDIS.)

17.7  Sanctions

      A. The Department may impose sanctions for non-compliance with any requirements under this Agreement. The sanctions which can be imposed will depend on the nature and severity of the breach, which the Department, in its reasonable discretion, will determine as follows:

            (1) Imposing civil monetary penalties of a minimum of $1,000.00 per day for non-compliance up to the maximum limits as described in the Balanced Budget Act of 1997, amending Section 1932(e) of the Social Security Act;

            (2)   Requiring the submission of a corrective action plan;

            (3)   Limiting enrollment of new MA consumers;

            (4)   Suspension of payments;

            (5) Temporary management subject to applicable federal or state regulations; or

            (6)   Termination of the Agreement.

      B. In any case where this Agreement provides for a specific sanction for a defined infraction, the Department will first apply the specific sanction provided for the non-compliance before applying any of the general sanctions set forth in Section 17.7A. Specific sanctions contained in this Agreement include the following:

            (1) Claims Processing: Sanctions related to claims processing are provided in Section 8.2.

            (2) Report or File, exclusive of Audit Reports: If the Contractor fails to provide any report or file that is specified by this Agreement by the applicable due date, or if the Contractor provides any report or file specified by this Agreement that does not meet established criteria, a subsequent payment to the Contractor may be reduced by the Department. The reduction will equal the number of days that elapse between the fifth calendar day after the due date and the day that the Department receives a report or file that meets established criteria, multiplied by the average Per-Member-Per-Month capitation rate that applies to the first month of this Agreement. No reduction for lateness will be made if a report or file is received within five (5) calendar days after the due date. If the Contractor provides a report, or file on or before the due date or within five (5) days after the due date, and if the Department notifies the Contractor after the 15th calendar day after the due date that the report or file does not meet established criteria, no reduction in payment will apply to the 16th day after the due date through the date that the Department notifies the Contractor. A penalty may not be applied under this Section if a penalty is applied for the same deficiency under the first paragraph of this Section 17.7.

            (3) Encounter Data Reporting: The penalty for late reporting of encounter data is set forth in Section 17.6 and Exhibit N.

            (4) Marketing: The sanctions for engaging in unapproved marketing practices are set forth in Section 7.1.D.(5) of this Agreement.

            (5) Access Standard: The sanction for non-compliance with the access standard is set forth in Section 6. 1.B(4) of this Agreement.

      C.    Nonduplication of Financial Penalties

            If the Department assesses a financial penalty pursuant to one of the provisions of Section 17.7.B, it will not impose a financial sanction pursuant to Section 17.7.A (1) with respect to the same infraction.

      SECTION 18: DISPUTES

18.1 In the event that a dispute arises between the parties relating to any matter regarding this Agreement, the Contractor will send written notice to the Contracting Officer for this Agreement, who will make a determination in writing of his/her interpretation and will send the same to the Contractor within thirty (30) days of the Contractor's written request for same. That interpretation will be final, conclusive, and binding on the Contractor, and unreviewable in all respects unless the Contractor within twenty (20) days of its receipt of said interpretation, delivers a written appeal to the Secretary of Public Welfare. Unless Contractor consents to extend the time for disposition by the Secretary, the decision of the Secretary will be released within thirty (30) days of the Contractor's written appeal and will be


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

      final, conclusive, and binding, and the Contractor will thereafter with good faith and diligence, render such performance in compliance with the Secretary's determination; subject to the provisions of ss.18.2 below. Notice of initial level dispute will be sent to:

                                Ms. Christine M. Bowser
                                Director, Bureau of Managed Care Operations
                                Room A-111, DPW Complex 2, Bldg. #33
                                P.O. Box 2675
                                Harrisburg, Pennsylvania 17105-2675

18.2 All claims against the Department relating to any matter regarding this Agreement may be filed by the Contractor in the Board of Claims (under the Act of May 20, 1937, PL. 728, as amended by Act of October 5, 1978, P.L.
      1104), but only after first complying with Section 18.1 above. Resolution of disputes under the provision must occur prior to any final payment of a disputed amount to the Contractor.

      SECTION 19: FORCE MAJEURE

      In the event of a major disaster or epidemic as declared by the Governor of the Commonwealth of Pennsylvania or an act of any military or civil authority, outage of communications, power, or other utility, the Contractor will cause its employees and all providers with whom it subcontracts to render all services provided for in the RFP and herein as is practical within the limits of providers' facilities and available staff. The Contractor, however, will not be liable nor deemed to be in default for any provider's failure to provide services or for any delay in the provision of services when such a failure or delay is the direct or proximate result of the depletion of staff or facilities by the major disaster or epidemic, or act of any military or civil authority, outage of communications, power, or other utility; provided, however, in the event that the provision of services is substantially interrupted, the Department will have the right to terminate this Agreement upon ten (10) days written notice to the Contractor.

      SECTION 20: GENERAL

20.1  Suspension From Other Programs

      In the event that the Contractor learns that a health care professional with whom the Contractor contracts is suspended or terminated from participation in the Medical Assistance Program of another state or from the Medicare Program, the Contractor will promptly notify the Department, in writing, of such suspension or termination.

      No payment shall be made to any health care practitioner for any services rendered by a health care practitioner during the period the Contractor knew, or should have known, such practitioner was suspended or terminated from the

      Medical Assistance Program of this or another state, or the Medicare Program.

20.2  Rights of the Department and the Contractor

      The rights and remedies of the Department provided herein will not be exclusive and are in addition to any rights and remedies provided by law.

      Except as otherwise stated in Section 18, the rights and remedies of the Contractor provided herein will not be exclusive and are in addition to any rights and remedies provided by law.

20.3  Waiver

      No waiver by either party of a breach or default of this Agreement will be considered as a waiver of any other or subsequent breach or default.

20.4  Invalid Provisions

      Any provision of this Agreement which is in violation of any state or federal law or regulation will be deemed amended to conform with such law or regulation, pursuant to the terms of this Agreement, except that if such change would materially and substantially alter the obligations of the parties under this Agreement, any such provision will be renegotiated by the parties. The invalidity or nonenforceability of any terms or provisions hereof will in no way affect the validity or enforceability of any other terms or provisions hereof.

20.5  Governing Law

      This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

20.6  Notice

      Any notice, request, demand, or other communication required or permitted hereunder, with the exception of initial level disputes submitted to the Contracting Officer pursuant to Section 18.1 above, will be given in writing by certified mail, communication charges prepaid, to the party to be notified. All communications will be deemed given and received upon delivery or attempted delivery to the address specified herein, as from time to time amended. The addresses for the parties for the purposes of such communication are:


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

                   To the Department:

                         Department of Public Welfare
                         Office of Medical Assistance Programs
                         Bureau of Managed Care Operations
                         Room A-111, Cherry Wood Building
                         Harrisburg State Hospital
                         Harrisburg, Pennsylvania 17110

                  With a Copy to:

                         Department of Public Welfare
                         Office of Legal Counsel
                         305 Health and Welfare Building
                         Harrisburg, Pennsylvania 17120
                         Attention: Chief Counsel

                   To the Contractor:

                         Mr. Luis A. Rosa, Acting President
                         OakTree Health Plan
                         1818 Market Street, 19th Floor
                         Philadelphia, PA 19106

                         Thomas P. Clark, CFO
                         HRM, Inc.
                         10900 Hampshire Avenue South
                         Minneapolis, MN 55438-2306

20.7  Counterparts

      This Agreement may be executed in counterparts, each of which will be deemed an original for all purposes, and all of which, when taken together will constitute but one and the same instrument.

20.8  Headings

      The section headings used herein are for reference and convenience only, and will not enter into the interpretation of this Agreement.

20.9  Assignment

      Neither this Agreement nor any of the parties' rights hereunder will be assignable by either party hereto without the prior written consent of the other party hereto, which consent will not be unreasonably withheld.


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

20.10 No Third Party Beneficiaries

      This Agreement does not, nor is it intended to, create any rights, benefits, or interest to any third party, person, or organization.

20.11 Entire Agreement: Modification

      This Agreement constitutes the entire understanding of the parties hereto and supersedes any and all written or oral agreements, representations, or understandings. No modifications, discharges, amendments, or alterations will be effective unless evidenced by an instrument in writing signed by both parties. Furthermore, neither this Agreement nor any modifications, discharges, amendments or alterations thereof will be considered executed by or binding upon the Department or the Commonwealth of Pennsylvania unless and until signed by a duly authorized officer of the Department or Commonwealth of Pennsylvania.


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

--------------------------------------------------------------------------------
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officials thereunto duly authorized.
--------------------------------------------------------------------------------
HRM Health Plans (PA), Inc. d/b/a OakTree Health Plan
--------------------------------------------------------------------------------

      /s/ Luis A. Rosa                   /s/ Thomas P. Clark               /s/ Luis A. Rosa
-----------------------------      -----------------------------     -----------------------------
          Signature                          Signature                         Signature

--------------------------------------------------------------------------------------------------


-----------------------------      -----------------------------     -----------------------------
 Print or Type Name & Title         Print or Type Name & Title        Print or Type Name & Title

Luis A. Rosa, Acting President         Thomas P. Clark, CFO

--------------------------------------------------------------------------------
ATTEST: Signature at County Legal      Department of General Services, Secretary
Counsel (When Required)                (When Required)


----------------------------------     ----------------------------------
          SIGNATURE                                SIGNATURE

--------------------------------------------------------------------------------

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PROGRAM DEPUTY SECRETARY DEPARTMENT OF PUBLIC WELFARE


                              /s/ Margaret Dierkers
         --------------------------------------------------------------
                                   SIGNATURE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
COMPTROLLER - DEPARTMENT OF PUBLIC WELFARE
I hereby certify that funds in the amount shown are available under Appropriate Symbols shown.
--------------------------------------------------------------------------------
    AMOUNT          SOURCE          APPROPRIATION SYMBOL            PROGRAM
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           See attached Rate Schedule
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                              /s/ Patrick J. Kelly           12/4/00
         --------------------------------------------------------------
                                   SIGNATURE
--------------------------------------------------------------------------------
Approved as to Legality and Form


/s/ John Kane               /s/ R.E. Grimaldi              /s/ John A. F. Hall
----------------------      -----------------------      -----------------------
Chief Counsel -             Deputy General Counsel -     Deputy Attorney General
  Department of               Office of General            - Office of Attorney
  Public Welfare              Counsel                      General
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SECRETARY - DEPARTMENT OF PUBLIC WELFARE for

                               /s/ Robert H. Endy
         --------------------------------------------------------------
                                   SIGNATURE
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--------------------------------------------------------------------------------
Other Signatures as Required with Title         COMPTROLLER FOR BUDGET SECRETARY


                                                             N/A
---------------------------------------         --------------------------------
             SECRETARY                                     SECRETARY
--------------------------------------------------------------------------------